Exhibit 10.1
                                                                  EXECUTION COPY














                            SECURITIES PURCHASE AGREEMENT

                                       BETWEEN

                     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                         AND

                             MIDDLE BAY OIL COMPANY, INC.


                                   October 19, 1999

                                  TABLE OF CONTENTS



ARTICLE I

     TERMS DEFINED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.1.    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.2.    ACCOUNTING TERMS AND DETERMINATIONS . . . . . . . . . . . . . 13
     SECTION 1.3.    GENDER AND NUMBER . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 1.4.    REFERENCES TO AGREEMENT.  . . . . . . . . . . . . . . . . . . 13

ARTICLE II

     PURCHASE AND SALE OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 2.1.    PURCHASE AND SALE . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 2.2.    CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 2.3.    DELIVERY. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 2.4.    PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE III

     RESERVATION AND ISSUANCE OF CONVERSION SHARES . . . . . . . . . . . . . . . . 14

ARTICLE IV

     CERTAIN TERMS APPLICABLE TO WARRANTS. . . . . . . . . . . . . . . . . . . . . 14
     SECTION 4.1.    EXERCISE OF WARRANTS. . . . . . . . . . . . . . . . . . . . . 14
     SECTION 4.2.    ADJUSTMENT OF NUMBER OF WARRANT SHARES PURCHASABLE.   . . . . 16
     SECTION 4.3.    NOTICES TO WARRANT HOLDERS. . . . . . . . . . . . . . . . . . 19
     SECTION 4.4.    RESERVATION AND ISSUANCE OF WARRANT SHARES. . . . . . . . . . 20

ARTICLE V

     TRANSFER OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 5.1.    RESTRICTIONS ON TRANSFER. . . . . . . . . . . . . . . . . . . 20
     SECTION 5.2.    REGISTRATION, TRANSFER AND EXCHANGE OF WARRANTS.  . . . . . . 20
     SECTION 5.3.    MUTILATED OR MISSING WARRANT CERTIFICATES . . . . . . . . . . 21
     SECTION 5.4.    REGISTRATION, TRANSFER AND EXCHANGE OF NOTES.   . . . . . . . 21
     SECTION 5.5.    MUTILATED OR MISSING NOTES.   . . . . . . . . . . . . . . . . 22

ARTICLE VI

     CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22


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

     SECTION 6.1.    CONDITIONS PRECEDENT TO PRUDENTIAL'S OBLIGATIONS
                       AT CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . 22
     SECTION 6.2.    CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS
                       AT CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE VII

     REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 7.1.    CORPORATE EXISTENCE AND POWER . . . . . . . . . . . . . . . . 25
     SECTION 7.2.    CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION.  . . 25
     SECTION 7.3.    BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 7.4.    CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 7.5.    ISSUANCE OF SECURITIES. . . . . . . . . . . . . . . . . . . . 26
     SECTION 7.6.    FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . 26
     SECTION 7.7.    CONFLICTING AGREEMENTS AND OTHER MATTERS. . . . . . . . . . . 27
     SECTION 7.8.    COMPASS DEBT DOCUMENTS. . . . . . . . . . . . . . . . . . . . 27
     SECTION 7.9.    OUTSTANDING DEBT. . . . . . . . . . . . . . . . . . . . . . . 27
     SECTION 7.10.   TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . . . . 27
     SECTION 7.11.   LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . 28
     SECTION 7.12.   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     SECTION 7.13.   TAXES AND FILING OF TAX RETURNS . . . . . . . . . . . . . . . 29
     SECTION 7.14.   TITLE TO ASSETS . . . . . . . . . . . . . . . . . . . . . . . 29
     SECTION 7.15.   LICENSES, PERMITS, ETC. . . . . . . . . . . . . . . . . . . . 30
     SECTION 7.16.   PROPRIETARY RIGHTS  . . . . . . . . . . . . . . . . . . . . . 30
     SECTION 7.17.   COMPLIANCE WITH LAW . . . . . . . . . . . . . . . . . . . . . 30
     SECTION 7.18.   ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . 30
     SECTION 7.19.   Intentionally Left Blank. . . . . . . . . . . . . . . . . . . 31
     SECTION 7.20.   FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . 31
     SECTION 7.21.   NO DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . 31
     SECTION 7.22.   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     SECTION 7.23.   GOVERNMENT REGULATION . . . . . . . . . . . . . . . . . . . . 31
     SECTION 7.24.   SECURITIES LAWS . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 7.25.   SEC DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 7.26.   OIL AND GAS OPERATIONS. . . . . . . . . . . . . . . . . . . . 32
     SECTION 7.27.   FINANCIAL AND COMMODITY HEDGING . . . . . . . . . . . . . . . 33
     SECTION 7.28.   BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 7.29.   RESERVE REPORT. . . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 7.30.   NATURE OF COMPANY ASSETS. . . . . . . . . . . . . . . . . . . 34
     SECTION 7.31.   FULL DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 7.32.   YEAR 2000 COMPLIANCE. . . . . . . . . . . . . . . . . . . . . 35
     SECTION 7.33.   USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 7.34.   NPI PLAN AND SEP/IRA PLAN . . . . . . . . . . . . . . . . . . 35


                                      ii

     SECTION 7.35.   CERTAIN AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE VIII

     REPRESENTATIONS AND WARRANTIES OF PRUDENTIAL. . . . . . . . . . . . . . . . . 35
     SECTION 8.1.    NATURE OF PURCHASE. . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 8.2.    SOURCE OF FUNDS . . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE IX

     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     SECTION 9.1.    MAINTENANCE OF INSURANCE. . . . . . . . . . . . . . . . . . . 36
     SECTION 9.2.    PAYMENT OF TAXES AND CLAIMS . . . . . . . . . . . . . . . . . 36
     SECTION 9.3.    COMPLIANCE WITH LAWS AND DOCUMENTS. . . . . . . . . . . . . . 36
     SECTION 9.4.    OPERATION OF PROPERTIES AND EQUIPMENT . . . . . . . . . . . . 36
     SECTION 9.5.    ADDITIONAL DOCUMENTS. . . . . . . . . . . . . . . . . . . . . 37
     SECTION 9.6.    MAINTENANCE OF BOOKS AND RECORDS. . . . . . . . . . . . . . . 37
     SECTION 9.7.    ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . 37
     SECTION 9.8.    INSPECTION OF PROPERTY. . . . . . . . . . . . . . . . . . . . 37
     SECTION 9.9.    NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 9.10.   FILING OF NASDAQ NOTIFICATION FORMS.. . . . . . . . . . . . . 39
     SECTION 9.11.   INTEREST ON THE NOTES AND THE OTHER NOTES . . . . . . . . . . 39

ARTICLE X

     DEFAULTS; TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 10.1.   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE XI

     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     SECTION 11.1.   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     SECTION 11.2.   NO WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . . 41
     SECTION 11.3.   EXPENSES; INDEMNIFICATION . . . . . . . . . . . . . . . . . . 41
     SECTION 11.4.   AMENDMENTS AND WAIVERS; SALE OF INTEREST. . . . . . . . . . . 43
     SECTION 11.5.   SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 11.6.   LIMITATION ON INTEREST. . . . . . . . . . . . . . . . . . . . 43
     SECTION 11.7.   INVALID PROVISIONS. . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 11.8.   SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . 44
     SECTION 11.9.   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 11.10.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 11.11.  NO THIRD PARTY BENEFICIARIES. . . . . . . . . . . . . . . . . 44
     SECTION 11.12.  FINAL AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . 44


                                      iii

     SECTION 11.13.  SUBMISSION TO JURISDICTION; WAIVER OF SERVICE AND VENUE . . . 44
     SECTION 11.14.  WAIVER OF RIGHT TO TRIAL BY JURY. . . . . . . . . . . . . . . 45
     SECTION 11.15.  DISCLOSURE TO OTHER PERSONS . . . . . . . . . . . . . . . . . 45

ARTICLE XII

     SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 12.1.   SUBORDINATION OF PAYMENT. . . . . . . . . . . . . . . . . . . 46
     SECTION 12.2.   NOTES SUBORDINATED TO PRIOR PAYMENT OF COMPASS SENIOR DEBT
          ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE COMPANY . . . . . . 46
     SECTION 12.3.   SUBORDINATION OF LIENS. . . . . . . . . . . . . . . . . . . . 47
     SECTION 12.4.   SUBORDINATION OF REMEDIES . . . . . . . . . . . . . . . . . . 47
     SECTION 12.5.   CONTINUING AGREEMENT. . . . . . . . . . . . . . . . . . . . . 48
     SECTION 12.6.   LIABILITY NOT IMPAIRED. . . . . . . . . . . . . . . . . . . . 48
     SECTION 12.7.   WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     SECTION 12.8.   KNOWLEDGE OF THE NOTEHOLDERS. . . . . . . . . . . . . . . . . 49
     SECTION 12.9.   OBLIGATION OF THE COMPANY . . . . . . . . . . . . . . . . . . 49
     SECTION 12.10.  SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . . 49

Exhibits

Exhibit A   Senior Subordinate Convertible Promissory Note
Exhibit B   Amendment to Registration Rights Agreement
Exhibit C   Participation Rights Agreement
Exhibit D   Form of Warrant Certificate
Exhibit E   Identification of Other Securities Purchase Agreements
Exhibit F   Wire Transfer Instructions

                            SECURITIES PURCHASE AGREEMENT

       THIS SECURITIES PURCHASE AGREEMENT is entered into effective this 19th day of October, 1999, by and between The Prudential Insurance Company of America, a New Jersey corporation ("PRUDENTIAL") and Middle Bay Oil Company, Inc., an Alabama corporation (the "COMPANY").

                                 W I T N E S S E T H:

       WHEREAS, the Company has authorized and desires to issue and sell to Prudential (a) certain shares of the Company's Common Stock, par value $0.02 per share, (b) a Note, and (c) certain Warrants; and

       WHEREAS, Prudential desires to purchase such securities from the Company on the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


                                      ARTICLE I

                                    TERMS DEFINED

       SECTION 1. DEFINITIONS. The following terms, as used herein, have the following meanings:

       "AFFILIATE" means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to the Company, any executive officer of any Subsidiary or any Person who holds five percent (5%) or more of the voting stock of the Company. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise. Prudential shall not be considered an Affiliate of the Company for purposes of this Agreement or the other Transaction Documents.

       "AGREEMENT" means this Securities Purchase Agreement, as amended from time to time.

       "AMENDMENT TO REGISTRATION RIGHTS AGREEMENT" means an Amendment to Registration Rights Agreement to be executed by the Company 3TEC, Prudential and the other parties thereto at Closing, in the form attached hereto as EXHIBIT B.

       "AUTHORIZED OFFICER" means, as to any Person, its Chairman, its Chief Executive Officer, its President, its Chief Operating Officer, its Financial Officer and any Vice President.

       "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which national banks in Dallas, Texas are authorized by law to close.

       "CAPITAL LEASE" means, for any Person, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee of such lease prepared as of such date in accordance with GAAP.

       "CHANGE OF CONTROL" means the occurrence of any of the following: (a) the sale, lease, transfer or other disposition, in one transaction or a series of related transactions, of more than fifty percent (50%) of the value of the Oil and Gas Interests as set forth in the most current reserve report of the Company and its Subsidiaries (on the date hereof, the Reserve Report is the most recent reserve report), or (b) any sale, transfer, merger, consolidation, disposition or other transaction which results in any Person or Persons individually or together with their Affiliates owning more than fifty percent (50%) of the Common Stock on a Fully Diluted Basis.

       "CHARTER DOCUMENTS" means, with respect to any Person, its certificate of incorporation, articles of incorporation, bylaws, partnership agreement, regulations, operating agreement and all other comparable charter documents.

       "CLOSING" has the meaning given such term in SECTION 2.2 hereof.

       "CLOSING DATE" means October 19, 1999.

       "CLOSING TRANSACTIONS" means the transactions which will occur on the Closing Date pursuant to the Transaction Documents.

       "COBRA" has the meaning given such term in SECTION 7.14 hereof.

       "COMMISSION" means the Securities and Exchange Commission or any entity succeeding to any or all of its functions under the Securities Act or the Exchange Act.

       "COMMON STOCK" means the Company's common stock, par value $0.02 per share.

       "COMMON STOCK SHARES" means the 1,055,042 shares of Common Stock to be purchased by Prudential pursuant to this Agreement.

       "COMPANY" has the meaning given such term in the preamble hereto.

       "COMPANY FINANCIAL STATEMENTS" means the audited and unaudited consolidated financial statements of the Company and its Subsidiaries (including the related notes) included (or incorporated by reference) in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, and the Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1999, filed with the Commission.

       "COMPASS SENIOR CREDIT AGREEMENT" means that certain Credit Agreement dated March 27, 1998, as amended, by and among Middle Bay Oil Company, Inc. and Enex Resources Corporation, as Borrower, and Compass Bank, as Agent and a Lender, Bank of Oklahoma, National Association, as a Lender and the other lenders signatory thereto.

       "COMPASS SENIOR DEBT" means all Debt of the Company outstanding under the Compass Senior Credit Agreement, including all renewals and extensions thereof.

       "COMPASS SENIOR DEBT DOCUMENTS" means the Compass Senior Debt Agreement and all promissory notes, security agreements, mortgages, deeds of trust, assignments, guarantees and other documents, instruments and agreements executed and delivered pursuant to the Compass Senior Credit Agreement evidencing, securing, guaranteeing or otherwise pertaining to the Compass Senior Debt and other obligations arising under the Compass Senior Credit Agreement, as the foregoing may be amended, renewed, extended, supplemented, increased or otherwise modified from time to time to the extent permitted hereunder.

       "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement dated August 2, 1999, by and between the Company and Prudential.

       "CONVERSION SHARES" means shares of Common Stock issued upon conversion of the Note.

       "DEBT" means, for any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all indebtedness of such

Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) the present value of all obligations in respect of Capital Leases of such Person, (g) any obligation of such Person representing the deferred purchase price of property or services purchased by such Person other than trade payables incurred in the ordinary course of business and which are not more than ninety (90) days past invoice date, (h) any indebtedness, liability or obligation secured by a Lien on the assets of such Person whether or not such indebtedness, liability or obligation is otherwise non-recourse to such Person, (i) liabilities arising under future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts and similar agreements, (j) liabilities with respect to payments received in consideration of oil, gas or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (k) all liability of such Person as a general partner or joint venturer for obligations of the nature described in (a) through (k) preceding.

       "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

       "DEFAULT RATE" means the Fixed Rate plus 3% per annum.

       "DEFENSIBLE TITLE" means such right, title and interest that is (a) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction to the extent necessary to prevail against competing claims of bona fide purchasers for value without notice and (b) subject to Permitted Encumbrances, free and clear of all Liens, claims, infringements, burdens or other defects.

       "DISCLOSURE SCHEDULE" means the disclosure schedule, dated October 19, 1999, titled Middle Bay Disclosure Schedule separately provided by the Company to Prudential on or before the date hereof, and any documents listed on such disclosure schedule and expressly incorporated therein by reference.

       "EMPLOYMENT AGREEMENT" means that certain employment agreement, dated as of August 27, 1999, between the Company and Floyd C. Wilson.

       "ENVIRONMENTAL COMPLAINT" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state, municipal or other Governmental

Authority or any other party involving a Hazardous Discharge, Environmental Contamination or any violation of any order, permit or Environmental Law and Laws.

       "ENVIRONMENTAL CONTAMINATION" means the presence of any Hazardous Substances, which presence results from a Hazardous Discharge.

       "ENVIRONMENTAL LAW AND LAWS" means any law, common law, ordinance, regulation or policy of any Governmental Authority, as well as any order, decree, permit, judgment or injunction issued, promulgated, approved, or entered thereunder, relating to the environment, health and safety, Hazardous Substances (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof), industrial hygiene, the environmental conditions on, under, or about any real property owned, leased or operated at any time by the Company or any of its Subsidiaries or any real property owned, leased or operated by any other party, including, without limitation, soil, groundwater, and indoor and ambient air conditions or the reporting or remediation of Environmental Contamination. Environmental Law and Laws include, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act ("OSHA"), as amended, the Hazardous Materials Transportation Act, as amended, and any other federal, state and local law whose purpose is to conserve or protect health, the environment, wildlife or natural resource.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

       "ERISA AFFILIATE" means the Company or any of its Subsidiaries and any other corporation or trade or business under common control with the Company or any of its Subsidiaries or treated as a single employer with the Company or any of its Subsidiaries as determined under sections 414(b), (c), (m) or (o) of the IRC.

       "EVENT OF DEFAULT" has the meaning set forth in SECTION 10.1.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute.

       "EXHIBIT" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

       "FINANCIAL OFFICER" means, as to any Person, its Chief Financial Officer, or if no Person serves in such capacity, the highest ranking executive officer of such Person with responsibility for accounting, financial reporting, financial compliance and similar functions.

       "FIXED RATE" means nine percent (9.0%) per annum.

       "FULLY DILUTED BASIS" means, with reference to outstanding Common Stock, the shares of Common Stock that would be outstanding assuming that all outstanding options, warrants and other rights to acquire Common Stock had been exercised (regardless of whether such rights are then exercisable) and all securities convertible into Common Stock had then been converted (regardless of whether such securities are then convertible) and had been issued, all in accordance with GAAP. Any reference in this Agreement or any of the other Transaction Documents to "holder(s) of outstanding Common Stock on a Fully Diluted Basis" or words of similar import shall be deemed to include holder(s) of outstanding options, warrants or similar rights to acquire Common Stock or securities convertible into Common Stock.

       "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question; and the requirement that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

       "GOVERNMENTAL AUTHORITY" means any national, state or county, municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over the Company or its Subsidiaries or any of their respective properties or assets.

       "GUARANTY" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support of otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that, the term "Guaranty" shall not include endorsements for collection or deposit in the ordinary course of business. For purposes of this Agreement, the amount of any Guaranty shall be the maximum amount that the guarantor could be legally required to pay under such Guaranty.

       "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       "HAZARDOUS DISCHARGE" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of a Hazardous Substance at, from, onto, under or within any real property owned, leased or operated at any time by the Company or any of its Subsidiaries or any real property owned, leased or operated by any other Person.

       "HAZARDOUS SUBSTANCE" means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Environmental Law and Laws or which is otherwise regulated by any Environmental Law and Laws.

       "HOLDER" with respect to any Security, shall mean the record or beneficial owner of such Security.

       "HYDROCARBONS" means oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons.

       "INVESTMENT" in any Person means any investment, whether by means of securities purchase (whether by direct purchase from such Person or from an existing holder of securities of such Person), loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guaranty of any Debt or other obligation of such Person, or the subordination of any claim against such Person to other Debt or other obligation of such Person; PROVIDED, that, "Investments" shall not include advances made to employees of such Person for reasonable travel, entertainment and similar expenses incurred in the ordinary course of business.

       "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any regulation promulgated thereunder.

       "KNOWLEDGE" means actual knowledge after reasonable investigation consistent with the generally accepted business practices in the oil and gas industry.

       "LAWS" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality, or Governmental Authority.

       "LIEN" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset.

       "MAJORITY NOTEHOLDER" means a Noteholder or Noteholders holding more than fifty percent (50%) of the aggregate principal balance of the Note.

       "MAJORITY WARRANTHOLDER" means a Warrant Holder or Warrant Holders who hold more than fifty percent (50%) of the outstanding Warrant Shares.

       "MAJOR SHAREHOLDERS" means 3TEC, Kaiser-Francis Oil Company, C.J. Lett, III, Weskids, L.P., and Alvin V. Shoemaker.

       "MATERIAL ADVERSE EFFECT" means, with respect to a Person, a material adverse effect on the business, financial condition, operations, assets or prospects of such Person or any of its Subsidiaries, and shall also mean, with respect to the Company or any of its Subsidiaries, a material adverse effect on such Person's ability to pay and perform its obligations under the Transaction Documents.

       "MATERIAL AGREEMENT" means any written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject (a) which is not cancelable by such Person upon notice of sixty (60) days or less without liability for further payment other than nominal penalty,
(b) pursuant to which such Person acquires any material portion of the raw materials, supplies or services used or consumed by such Person in the operation of its business (unless such raw materials, supplies or services are readily available to such Person from other sources on comparable terms), or (c) pursuant to which such Person derives any material part of its revenues.

       "MAXIMUM LAWFUL RATE" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the Note at such time to exceed the maximum amount which Noteholders would be allowed to contract for, charge, take, reserve, or receive under applicable Law after taking into account, to the extent required by applicable Law, any and all relevant payments or charges under the Transaction Documents.

       "NOTEHOLDER" means any Person in whose name a Note is registered on the Note Register.

       "NOTE REDEMPTION DATE" means the date on which the entire balance of the Note, including, without limitation, all accrued but unpaid interest thereon and all fees payable by the Company or its Subsidiaries in connection therewith, have been paid in full.

       "NOTE REGISTER" means a register maintained by the Company setting forth the name and address of each Noteholder and the principal amount of the Note held by such Noteholder.

       "NOTES" means the Company's Senior Subordinate Convertible Promissory
Note in the aggregate principal amount of $2,373,844 to be issued and sold by the Company to Prudential pursuant to SECTION 2.1 hereof and any renewals, extensions or replacements thereof, and "Note" means any of such Notes. The Notes shall be substantially in the form of EXHIBIT A attached hereto.

       "OBLIGATIONS" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of the Company, its Subsidiaries and any other Person arising pursuant to the Transaction Documents, and all interest accrued thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

       "OIL AND GAS INTEREST(s)" means (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including working, royalty and overriding royalty interests, production payments, operating rights, net profits interests, other non-working interests and non-operating interests; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, mineral servitudes, reversionary interests, reservations and concessions; (c) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

       "OTHER NOTES" means the Company notes to be issued and sold by the Company pursuant to provisions of the Other Securities Purchase Agreements.

       "OTHER SECURITIES PURCHASE AGREEMENTS" means those securities purchase agreements as listed on EXHIBIT E attached hereto.

       "OWNERSHIP INTERESTS" means the ownership interests of the Company and its Subsidiaries in its assets, as set forth on SCHEDULE 1.1A of the Disclosure Schedule.

       "PARTICIPATION RIGHTS AGREEMENT" means a Participation Rights Agreement to be entered into by and among the Company, Prudential and 3TEC at Closing, in the form of EXHIBIT C attached hereto.

       "PENSION PLAN" means any employee benefit plan or welfare benefit plan within the meaning of section 3(3) of ERISA maintained by the Company, any Subsidiary of the Company or any ERISA Affiliate that is or was previously covered by Title IV of ERISA or subject to the minimum funding standards under section 412 of the IRC, including a "multiemployer plan" as such term is defined in section 3(37) of ERISA, under which the Company or any Subsidiary of the Company has any current or future obligation or liability and under which any present or former employee of the Company or any Subsidiary of the Company, or such present or former employee's dependents or beneficiaries, has any current or future right to benefits.

       "PER SHARE STOCK PRICE" means for the Common Stock on any day shall be the last sale price, or, in case no such sale takes place on such day, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System, or such other system then in use.

       "PERMITTED ENCUMBRANCES" means (a) Liens for Taxes, assessments or other governmental charges or levies (i) if the same shall not at the particular time in question be due and delinquent or (ii) (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or if commenced, shall have been stayed) are being contested in good faith by appropriate proceedings and the Company or its Subsidiaries shall have set aside on their books such reserves (segregated to the extent required by sound accounting principles) as may be required by GAAP or otherwise determined by its board of directors to be adequate with respect thereto; (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date hereof and necessary or incident to the exploration, development, operation and maintenance of Hydrocarbon properties and related facilities and assets for sums not yet due or being contested in good faith by appropriate proceedings and the Company or its Subsidiaries shall have set aside on their books such reserves(segregated to the extent required by sound accounting practices) as may be required by GAAP or otherwise determined by its board of directors to be adequate with respect thereto; (c) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance and social security legislation (other than ERISA); (d) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and repayment bonds and other obligations of a like nature; (e) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of business or existing on property and not (i) reducing the Company's net revenue interest in any Oil and Gas Interests below that set forth on Schedule 1.1A, (ii) increasing the Company's Working Interest in any Oil and Gas Interest above that set forth on Schedule 1.1A or (iii) in the aggregate materially impairing the value of the assets of the Company or its Subsidiaries or interfering with the ordinary conduct of the business of the Company or its Subsidiaries or rights to any of their assets; (f) Liens created or arising by operation of law to secure a party's obligations as a purchaser of oil and gas; (g) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities to the extent customarily obtained subsequent to Closing; (h) farmout, carried working interest, joint operating, unitization, royalty, overriding royalty, sales and similar arrangements relating to the exploration, development of, or production from, Hydrocarbon properties entered into in the ordinary course of business; (i) preferential rights to purchase and Third Party Consents (to the extent not triggered by the consummation of the transactions contemplated herein); and (j) Liens arising under or created pursuant to the Compass
Senior Debt Documents.

       "PERMITTED SENIOR DEBT" means the Compass Senior Debt or other debt or credit facility of the Company which replaces the Compass Senior Debt.

       "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof and shall also mean the Company.

       "PRE-DISTRIBUTION PRICE" has the meaning given such term in SECTION
4.2(c).

       "PURCHASE PRICE" has the meaning given such term in SECTION 2.1.

       "REDEMPTION DATE" means the date on which the entire balance of the Notes, including, without limitation, all accrued but unpaid interest thereon and all fees payable by the Company or its Subsidiaries in connection therewith, have been paid in full.

       "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated as of August 27, 1999, by and among the Company, 3TEC and the other parties thereto.

       "REGISTRATION STATEMENT" has the meaning giving such term in SECTION 5.1.

       "RESERVE ENGINEER" shall have the meaning set forth in SECTION 7.32.

       "RESERVE REPORT" shall have the meaning set forth in SECTION 7.32.

       "SEC DOCUMENTS" shall have the meaning set forth in SECTION 7.28.

       "SCHEDULE" means a "schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

       "SECTION" refers to a "section" or "subsection" of this Agreement unless specifically indicated otherwise.

       "SECURITIES" means the Notes, the Common Stock Shares and the Warrants to be issued and sold to Prudential and any Warrant Shares.

       "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute.

       "SENIOR LENDERS" means Compass Bank, Bank of Oklahoma, National Association and the other lenders who executed the Compass Senior Credit Agreement.

       "SERIES B CONVERTIBLE PREFERRED SHARES" shall mean those shares of Series B Convertible Preferred Stock of the Company as set forth on SCHEDULE 1.1B of the

Disclosure Schedule.

       "SERIES C CONVERTIBLE PREFERRED SHARES" shall mean those shares of Series C Convertible Preferred Stock of the Company as set forth on SCHEDULE 1.1C of the Disclosure Schedule.

       "SHAREHOLDERS AGREEMENT" means that certain Shareholders Agreement, dated as of August 27, 1999, by and among the Company and the Major Shareholders of the Company.

       "SUBSIDIARY" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

       "TAXES" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

       "THIRD PARTY CONSENTS" means the consent or approval of any Person other than the Company, Prudential or any Governmental Authority.

       "3TEC" shall mean 3TEC Energy Company, L.L.C., a Delaware limited liability company.

       "TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Warrant Certificates, the Registration Rights Agreement, as amended by the Amendment to Registration Rights Agreement, the Participation Rights Agreement, the Company's Charter Documents and all other agreements, certificates, documents or instruments now or at any time hereafter delivered in connection with this Agreement, as the foregoing may be renewed, extended, modified, amended or restated from time to time.

       "WARRANT CERTIFICATE" means the Warrant Certificates to be issued by the Company evidencing Warrants issued hereunder which shall be in the form of EXHIBIT D attached hereto.

       "WARRANT EXERCISE PRICE" means $1.00 per share (subject to adjustment as provided in SECTION 4.2).

       "WARRANT EXPIRATION DATE" means 5:00 p.m., Dallas, Texas time, five (5) years following the Closing Date.

       "WARRANT HOLDER" means any Person (i) in whose name any Warrant is registered on the Warrant Register, or (ii) in whose name any Warrant Shares are registered on the books and records of the Company.

       "WARRANT REGISTER" means a register maintained by the Company setting forth the name and address of each Warrant Holder, the number of Warrants held by such Warrant Holder and the certificate number of each Warrant Certificate held by such Warrant Holder.

       "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the Warrants.

       "WARRANTS" means the Common Stock Purchase Warrants to be issued by the Company to Prudential pursuant to SECTION 2.1 of this Agreement, each of which shall entitle the holder thereof to purchase one (1) share of Common Stock at the Warrant Exercise Price (subject to adjustment as provided in SECTION 4.2).

       "WORKING INTERESTS" means the Company's or its Subsidiaries' share of all of the costs, expenses, burdens, and obligations of any type or nature attributable to the Company's or its Subsidiaries' interests in its oil and gas properties or any well thereon.

       SECTION 2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent annual audited, consolidated financial statements of the Company delivered to Prudential prior to the date hereof.

       SECTION 3. GENDER AND NUMBER. Words of any gender used in this Agreement shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

       SECTION 4. REFERENCES TO AGREEMENT. Use of the words "herein", "hereof", "hereinabove", and the like are and shall be construed as references to this Agreement.

                                      ARTICLE II

                           PURCHASE AND SALE OF SECURITIES

       SECTION 1. PURCHASE AND SALE. Subject to the satisfaction of the terms and conditions set forth herein and in reliance upon the representations and warranties of the parties set forth herein and in the other Transaction Documents (a) Prudential agrees to purchase from the Company and the Company agrees to issue and sell to Prudential, 1,055,042 shares of Common Stock and 798,677 Warrants for an aggregate purchase price of $2,373,844 (the "COMMON STOCK SHARES PURCHASE PRICE"), and (b) Prudential agrees to purchase from the Company and the Company agrees to issue and sell to Prudential the Note for the purchase price of $2,373,844 (the "NOTE PURCHASE PRICE," and together with the Common Stock Shares Purchase Price, the "PURCHASE PRICE").

       SECTION 2. CLOSING. Closing of the purchase and sale of the Securities (the "CLOSING") shall take place at the offices of Prudential at 10:00 a.m. on the Closing Date, or at such other time, date and place as may be agreed upon in writing by the Company and Prudential.

       SECTION 3. DELIVERY. At the Closing, the Company shall deliver to Prudential, against payment therefor, certificates evidencing the Common Stock Shares, the Note and the Warrant Certificate purchased by Prudential hereunder, in each case duly issued and in form sufficient to vest title thereto fully in Prudential, free and clear of all Liens, claims and encumbrances.

       SECTION 4. PAYMENT. At the Closing, Prudential shall pay the Purchase Price to the Company by wire transfer of immediately available funds for credit to the Company's account #1576583304 at Bank One, Texas, N.A. as identified in a written instruction of the Company, in the form of EXHIBIT F attached hereto, delivered to Prudential on or before the date of Closing.


                                     ARTICLE III

                    RESERVATION AND ISSUANCE OF CONVERSION SHARES

       The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Conversion Shares upon the Noteholder's exercise of its conversion rights under the Note, the number of shares of Common Stock deliverable upon such conversion rights. The Company covenants that all Conversion Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all Taxes with respect to the issuance thereof and free from all Liens other than Liens arising by, through or under the Noteholder to whom such Conversion Shares were issued.

                                      ARTICLE IV

                         CERTAIN TERMS APPLICABLE TO WARRANTS

       SECTION 1.  EXERCISE OF WARRANTS.

       (a) One-half of the Warrants may be exercised in whole or in part at any time until the Warrant Expiration Date at which time the Warrants shall expire and shall thereafter no longer be exercisable.

       (b) The other half of the Warrants (the "RESTRICTED WARRANTS") may be exercised, in whole or in part, until the Warrant Expiration Date, as follows:

       (i) up to 20% of the Restricted Warrants may be exercised during the one (1) year period commencing on the Closing Date;

       (ii) up to 40% of the Restricted Warrants (inclusive of any prior exercise under this subsection (b)) may be exercised during the one (1) year period commencing twelve (12) months after the Closing Date;

       (iii) up to 60% of the Restricted Warrants (inclusive of any prior exercise under this subsection (b)) may be exercised during the one (1) year period commencing twenty-four (24) months after the Closing Date;

       (iv) up to 80% of the Restricted Warrants (inclusive of any prior exercise under this subsection (b)) may be exercised during the one (1) year period commencing thirty-six (36) months after the Closing Date; and

       (v) up to 100% of the Restricted Warrants (inclusive of any prior exercise under this subsection (b)) may be exercised during the one (1) year period commencing forty-eight (48) months after the Closing Date;

       Notwithstanding the foregoing, in any event, the Restricted Warrants may be exercised at the earlier of:

       (i) the conversion of all or part of the Note into shares of Common Stock, subject to the restrictions set forth below in SECTION 4.1(c);

       (ii)   a Change of Control; or

       (iii)  the payment in full of the Note.

       (c) If the entire amount of principal and interest due and payable under the Note is converted to Common Stock, all of the Restricted Warrants shall be immediately exercisable in whole or in part at any time until the Warrant Expiration Date. If less than the entire amount of principal and interest due and payable under the Note is converted, a pro-rata portion of the Restricted Warrants based upon the amount of the Note which is converted compared to the total amount of the Note prior to conversion, shall be immediately exercisable in whole or in part at any time until the Warrant Expiration Date. For example, if fifty percent (50%) of the Note is converted, one half of the Restricted Warrants would be exercisable.

       (d) The Warrants shall be exercised by presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly completed and signed, to the Company at the offices of the Company as set forth on the signature page of this Agreement, together with payment of the aggregate Warrant Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America; PROVIDED, that, to the extent the Warrant Holder exercising such Warrants is also the holder of a Note, such Warrant Holder or Noteholder may elect, by written notice to the Company delivered with such presentation, to elect to pay the applicable Warrant Exercise Price by offsetting the next scheduled payment of such Note by an amount equal to the aggregate Warrant Exercise Price payable in connection with such exercise of Warrants. Upon such presentation, the Company shall issue and cause to be delivered to or upon the written order of the registered Holder of such Warrants and in such name or names as such registered Holder may designate, a certificate or certificates for the aggregate number of Warrant Shares issued upon such exercise of such Warrants. Any Person so designated to be named therein shall be deemed to have become holder of record of such Warrant Shares as of the date of exercise of such Warrants; PROVIDED, that, no Warrant Holder will be permitted to designate that such Warrant Shares be issued to any Person other than such Warrant Holder unless each condition to transfer contained in
ARTICLE V hereof which would be applicable to a transfer of Warrants or Warrant Shares has been satisfied.

       (e) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. All

Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

       (f) The Company shall not be required to issue fractional shares of Common Stock upon exercise of any Warrants issued by it, but shall pay for any such fraction of a share an amount in cash equal to the value of such fractional share determined by the Company's board of directors in good faith.

       (g) The Company will pay all Taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants issued by it; PROVIDED, that, each Warrant Holder shall use its reasonable efforts to avoid any such Tax on the issuance of Warrant Shares; and PROVIDED, further that, the Company shall not be required to pay any income Tax or any other Tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of such a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such Tax or shall have established to the satisfaction of the Company that such Tax has been paid.

       SECTION 2. ADJUSTMENT OF NUMBER OF WARRANT SHARES PURCHASABLE. The number of Warrant Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated in this SECTION 4.2.

       (a) In the event that the Company shall at any time after the date of this Agreement declare a dividend on the Common Stock in shares of its capital stock (whether shares of such Common Stock or of capital stock of any other class of the Company), split or subdivide the outstanding Common Stock, or combine the outstanding Common Stock into a smaller number of shares, the number of Warrant Shares purchasable upon an exercise of each Warrant after the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall be adjusted to equal the number of shares of Common Stock which a Holder having the same number of shares of Common Stock as the number of Warrant Shares into which each Warrant is exercisable immediately prior to such record date or effective date, as the case may be, would own or be entitled to receive after such record date or effective date.

       (b) In the event that the Company shall at any time after the date of this Agreement issue any shares of Common Stock without consideration or at a price per share less than $1.00, or issue options, rights or warrants to subscribe for or purchase such Common Stock (or securities convertible into such Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into such Common Stock) less than $1.00, the number of Warrant Shares purchasable upon an exercise of each Warrant after the date of such issuance shall be adjusted to equal the product obtained by multiplying the number of Warrant Shares into which each Warrant is exercisable immediately prior to the date of such issuance by a fraction, the numerator shall be the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such issuance plus the number of shares of such Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be issued or to be offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at $1.00 per share. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by an investment banker reasonably acceptable to the Warrant
Holder (the cost of the engagement of said investment banking firm to be borne by the Company). Shares of such Common Stock owned by or held for the account of the Company or any Subsidiary thereof shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed (which date of issuance shall be the record date for such issuance if a record date therefor is fixed); and, in the event that such shares or options, rights or warrants are not so issued, the number of Warrant Shares into which each Warrant is exercisable shall again be adjusted to be such number of Warrant Shares into which each Warrant is exercisable if the date of such issuance had not been fixed.

       (c) In case the Company shall make a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of shares of it stock, evidences of its indebtedness, assets, or rights, options or warrants (other than those referred to in subsection (b) of this Section 4.2) to subscribe for or purchase such shares, evidences of indebtedness, or assets, the number of Warrant Shares into which each Warrant is exercisable after such date of distribution shall be adjusted to equal the product obtained by multiplying the number of Warrant Shares purchasable upon an exercise of each Warrant immediately prior to such date by a fraction, the numerator of which shall be the Per Share Stock Price for the trading day immediately preceding the day of distribution ("PRE-DISTRIBUTION PRICE"), and the denominator of which shall be the Pre-Distribution Price less the fair market value of the distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock. Such adjustment shall be made successively whenever a date for such distribution is fixed (which date of distribution shall be the record date for such issuance if a record date therefor is fixed); and, if such distribution is not so made, the number of Warrant Shares into which each Warrant is exercisable shall again be adjusted to be such number of Warrant Shares which would then be in effect if the date of such distribution had not been fixed.

       (d) No adjustment in the number of Warrant Shares purchasable upon an exercise of each Warrant shall be required unless such adjustment would require an increase or decrease of at least one-tenth of one percent (.1%) in such number of Warrant Shares; PROVIDED that any adjustments which by reason of this
SECTION 4.2(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION
4.2 shall be made to the nearest hundredth of one percent.

       (e) The Warrant Exercise Price in effect immediately prior to any adjustment of the number of Warrant Shares into which each Warrant is exercisable shall be simultaneously adjusted (but not below the par value of the Common Stock) by multiplying the Warrant Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares into which each Warrant is exercisable immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares into which each Warrant is exercisable immediately after such adjustment.

       (f) In the event of any capital reorganization of the Company, or of any reclassification of any Common Stock for which any Warrant is exercisable (other than a subdivision or combination of outstanding shares of such Common Stock), or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other Person, each Warrant shall after such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this SECTION 4 with respect to the rights thereafter of such Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of such Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to each Warrant

Holder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Warrant Holder may be entitled pursuant to this SECTION 4.2(f).

       (g) If any question shall at any time arise with respect to the adjusted number of Warrant Shares, such question shall be determined by the independent firm of certified public accountants of recognized national standing selected by the Warrant Holder.

       (h) Notwithstanding anything in this SECTION 4.2 to the contrary, the Company shall not be permitted to take any action described in this SECTION 4.2 (such as, but not by way of limitation, any dividend, consolidation merger or reorganization) if such action is prohibited under any other provision of this Agreement.

       (i) Notwithstanding that the number of Warrant Shares purchasable upon the exercise of each Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Warrant Shares upon exercise of each Warrant or to distribute certificates that evidence fractional shares, but instead shall pay to the holder of each Warrant the cash value of any such fractional Warrant Shares.

       SECTION 3. NOTICES TO WARRANT HOLDERS. Upon any adjustment of the number of Warrant Shares issuable upon an exercise of the Warrants or any adjustment of the Warrant Exercise Price pursuant to SECTION 4.3, the Company shall promptly, but in any event within thirty (30) days thereafter, cause to be given to each Warrant Holder, at its address appearing on the Warrant Register, by first class mail, postage prepaid, a certificate signed by the Company's Financial Officer setting forth the number of Warrant Shares issuable upon the exercise of each Warrant as so adjusted and the Warrant Exercise Price as so adjusted, and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as part of the notice required to be mailed under the other provisions of this SECTION 4.3.

       In the event:

       (a) that the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

       (b) that the Company shall issue any shares of Common Stock without consideration or at a price per share less than $1.00, or issue options, rights, or warrants to subscribe for or purchase such Common Stock (or securities convertible into such Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into such Common Stock) less than $1.00; or

       (c) that the Company shall authorize the distribution to all holders of its Common Stock of shares of its stock, evidences of its indebtedness, assets, or rights, options, or warrants to subscribe for or purchase such shares, evidences of indebtedness or assets; or

       (d) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

       (e) of the voluntary dissolution, liquidation or winding up of the Company; or

       (f) that the Company proposes to take any other action which would require an adjustment of the Warrant Exercise Price of the Warrants issued by it pursuant to SECTION 4.2;

       then the Company shall cause to be given to each Warrant Holder at such Warrant Holder's address appearing on the Warrant Register, at least twenty (20) days prior to the applicable date hereinafter specified, by first class mail, postage prepaid, a written notice stating the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

       SECTION 4. RESERVATION AND ISSUANCE OF WARRANT SHARES. The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants. The Company covenants that all Warrant Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all

Taxes with respect to the issuance thereof and free from all Liens other than Liens arising by, through or under the Warrant Holder to whom such Warrant Shares were issued.

                                   ARTICLE V

                            TRANSFER OF SECURITIES

       SECTION 1. RESTRICTIONS ON TRANSFER. Prudential understands that the Securities have not been registered under the Securities Act or any state securities Laws, and that accordingly, they will not be fully transferable except as permitted under various exemptions contained in the Securities Act and applicable state securities Laws, or upon satisfaction of the requirements of the Securities Act and applicable state securities Laws. Prudential acknowledges that it must bear the economic risk of its investment in the Securities for an indefinite period of time (subject, however, to the payment terms of the Note, and the Company's obligations pursuant to the Registration Rights Agreement) since they have not been registered under the Securities Act and applicable state securities Laws and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available. The Company agrees that it will effect the transfer of the Securities on its books and records upon receipt of an opinion of counsel stating that Prudential's proposed sale or transfer of the Securities by the Holder of such Securities is exempt from the registration and prospectus delivery requirements of the Securities Act.

       SECTION 2. REGISTRATION, TRANSFER AND EXCHANGE OF WARRANTS. (a) The Company shall maintain at the offices of the Company as set forth on the signature pages of this Agreement, the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the Closing Date, the Company shall register the outstanding Warrants and Warrant Certificates issued to Prudential. The Company may deem and treat the registered Warrant Holders as the absolute owners of the Warrants registered to such Holders and (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the Warrant Holders, and for all other purposes.

       (b) Upon satisfaction of each condition set forth in SECTION 5.1 hereof, the Company shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such Warrants to the Company at the offices of the Company as set forth on the signature pages of this Agreement, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered

Warrant Holder or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled. If less than all the Warrants evidenced by a Warrant Certificate(s) surrendered for transfer are to be transferred, a new Warrant Certificate(s) shall be issued to the Warrant Holder surrendering such Warrant Certificate(s) evidencing such remaining number of Warrants.

       (c) Warrant Certificates may be exchanged at the option of the Warrant Holder(s) thereof, when surrendered to the Company at the offices of the Company as set forth on the signature pages of this Agreement, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

       (d) No charge shall be made for any such transfer or exchange except for any Tax or other governmental charge imposed in connection therewith.

       SECTION 3. MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity reasonably satisfactory to it. The unsecured indemnity of a Holder that is an institutional investor with at least $1,000,000,000 of assets shall be satisfactory. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, Tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate.

       SECTION 4. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES. (a) The Company shall maintain at the offices of the Company as set forth on the signature pages of this Agreement, the Note Register for registration of the Notes and transfers thereof. On the Closing Date, the Company shall register the outstanding Notes issued to Prudential. The Company may deem and treat the registered Noteholder as the absolute owner of the Note registered to such Holder and (notwithstanding any notation of ownership or other writing on the Note made by any Person) for the purpose of any exercise thereof or any distribution to the Noteholder, and for all other purposes.

       (b) Upon satisfaction of each condition set forth in SECTION 5.1 hereof, the Company shall register the transfer of any outstanding Note in the Note Register upon surrender of such Note to the Company at the offices of the Company as set forth on the signature pages of this Agreement, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered Noteholder or by the duly appointed legal representative thereof. Upon any such registration of transfer, a new Note evidencing such transferred Note shall be issued to the transferee and the surrendered Note shall be canceled. If less than all of the principal amount of a Note surrendered for transfer is to be transferred, a new Note shall be issued to the Noteholder surrendering such Note evidencing such remaining principal balance.

       (c) The Notes may be exchanged at the option of the Noteholders thereof, when surrendered to the Company at the offices of the Company as set forth on the signature pages of this Agreement, for another Note or other Notes of like tenor and representing in the aggregate a like number of Notes. Notes surrendered for exchange shall be canceled.

       (d) No charge shall be made for any such transfer or exchange except for any Tax or other governmental charge imposed in connection therewith.

       SECTION 5. MUTILATED OR MISSING NOTES. If any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note lost, stolen or destroyed, a new Note of like tenor and representing the same outstanding principal, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Note and, if requested, indemnity satisfactory to it. The unsecured indemnity of a Holder that is an institutional investor with at least $1,000,000,000 of assets shall be satisfactory. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, Tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Note.


                                  ARTICLE VI

                                  CONDITIONS

       SECTION 1. CONDITIONS PRECEDENT TO PRUDENTIAL'S OBLIGATIONS AT CLOSING. The obligations of Prudential to purchase the Securities pursuant to Section 2.1 are subject to the satisfaction of each of the conditions precedent set forth in this Section 6.1 on or before the Closing Date. In the event all of the conditions precedent set forth in this Section 6.1 are not satisfied by such time, Prudential may, at its option, terminate this Agreement and the other Transaction Documents and all obligations of Prudential hereunder and thereunder.

       (a) CLOSING DELIVERIES. The Company shall have delivered to Prudential, in form and substance satisfactory to Prudential each of the following:

              (i)    the Note to be purchased by Prudential pursuant to SECTION
       2.1 duly executed and delivered by the Company and payable to Prudential;

              (ii) certificates issued to Prudential evidencing the Common Stock Shares to be purchased by Prudential pursuant TO SECTION 2.1;

              (iii) Warrant Certificates issued to Prudential by the Company evidencing the Warrants to be purchased by Prudential pursuant to SECTION 2.1;

              (iv) the Amendment to Registration Rights Agreement duly executed and delivered by the Company, 3TEC, Prudential and the other parties thereto;

              (v) the Participation Rights Agreement duly executed and delivered by the Company, Prudential and 3TEC;

              (vi) a favorable opinion of Hinkle Elkouri Law Firm, L.L.C., counsel for the Company, in form and substance satisfactory to Prudential and its counsel;

              (vii) all resolutions, certificates and documents Prudential may request relating to (A) the organization, existence, good standing and foreign qualification of the Company and each of its Subsidiaries, (B) the corporate authority for the execution, delivery and enforceability of this Agreement and the consummation of the Closing Transactions, (C) the stock ownership of the Company and each of its Subsidiaries, (D) evidence of all resolutions and related documents necessary to increase the Company's outstanding capital, if necessary, and (E) such other matters relevant to the foregoing as Prudential shall reasonably request, all of which shall be in form and substance satisfactory to Prudential and its counsel;

              (viii) if applicable, the waiting period applicable to the transactions contemplated hereby under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Closing Date, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, any Governmental Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained.

              (ix) evidence satisfactory to Prudential that all Closing Transactions have been consummated;

              (x) a certificate from an Authorized Officer of the Company certifying that (A) neither a Default nor an Event of Default has occurred, and (B) each and every representation and warranty of the Company in the Transaction Documents is true and correct in all material respects;

              (xi) written consent to the incurrence of the Debt to evidenced by the Notes and the issuance of the Common Stock Shares and the Warrants by the lenders party to the Compass Senior Credit Agreement and 3TEC; and

              (xii) such other documents, instruments and agreements as Prudential shall reasonably request in light of the transactions contemplated hereunder.

The documents, certificates and opinions referred to in this SECTION 6.1(a) shall be delivered to Prudential no later than the Closing Date and shall, except as expressly provided otherwise, be dated the Closing Date.

       (b) LEGAL MATTERS. All legal matters with respect to the Company and its Subsidiaries, the Transaction Documents and the Closing Transactions shall be acceptable to Prudential.

       (c) ABSENCE OF DEFAULT. No Default or Event of Default shall have occurred which is continuing.

       (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement and in the other Transaction Documents shall be true and correct in all material respects on the Closing Date as if they were made on such date (in determining the truth and correctness of any representation or warranty no effect shall be given to any limitation contained in such representation or warranty as to Knowledge).

       (e) NO MATERIAL ADVERSE EFFECT. No event has occurred or condition exists which has had or could be expected to have a Material Adverse Effect on the Company.

       (f)    PAYMENT OF EXPENSES.  Without limiting the provisions of Section

11.3 of this Agreement, Baker & Botts, L.L.P. shall have received its fees and expenses incurred as counsel to Prudential to the extent such fees and expenses are reflected in a statement rendered to the Company prior to the Closing Date.

       SECTION 2. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to sell the Securities pursuant to SECTION 2.1 are subject to the satisfaction of each of the conditions precedent set forth in this SECTION 6.2 on or before 10:00 a.m. (Dallas, Texas time) on the Closing Date. In the event all of the conditions precedent set forth in this SECTION
6.2 are not satisfied by such time, the Company may, at its option, terminate this Agreement and the other Transaction Documents and all obligations of the Company hereunder and thereunder.

       (a) CLOSING DELIVERIES. Prudential shall have delivered to the Company, in form and substance satisfactory to the Company each of the following:

              (i)    the Purchase Price to be paid by Prudential pursuant to
SECTION 2.1;

              (ii)   the Amendment to Registration Rights Agreement;

       The documents and certificates referred to in this SECTION 6.2(a) shall be delivered to the Company no later than the Closing Date and shall, except as expressly provided otherwise, be dated the Closing Date.

       (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Prudential contained in this Agreement and in the other Transaction Documents shall be true and correct in all material respects on the Closing Date as if they were made on such date.


                                  ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES

       In order to induce Prudential to purchase the Securities to be purchased by it hereunder, the Company hereby represents and warrants to Prudential that each of the following statements (a) is true and correct on the date hereof (except to the extent such representations and warranties refer to a Schedule in the Disclosure Schedule that explicitly refers to an earlier date).

       SECTION 1. CORPORATE EXISTENCE AND POWER. Each of the Company and each of its Subsidiaries (a) is a corporation, duly organized, validly existing and in good standing under the Laws of the state of its incorporation, (b) has all corporate power and authority necessary to carry on its business as now conducted and as proposed to be conducted, and (c) is duly qualified as a foreign corporation in each jurisdiction where a failure to be so qualified could have a Material Adverse Effect on the Company or such Subsidiary.

       SECTION 2. CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance of this Agreement and the other Transaction Documents by each of the Company and each of its Subsidiaries (to the extent each is a party to this Agreement or the other Transaction Documents) are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority, and, except for matters which have been waived in writing by the appropriate Person, do not contravene, or constitute a default under, any provision of applicable Law or of the Charter Documents or of any material judgment, injunction, order, decree or Material Agreement binding upon the Company or any of its Subsidiaries or its respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

       SECTION 3. BINDING EFFECT. This Agreement constitutes the valid and binding agreement of the Company; each other Transaction Document when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of the Company and each of its Subsidiaries which is a party thereto, in each case enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

       SECTION 4. CAPITALIZATION. SCHEDULE 7.4 of the Disclosure Schedule accurately and completely sets forth for each of the Company and its Subsidiaries its authorized, issued and outstanding capital stock of every class. Except as set forth SCHEDULE 7.4 of the Disclosure Schedule and except for the Warrants and registration rights provided in the Registration Rights Agreement, (x) there are not outstanding any options, warrants or other rights to acquire capital stock of any class of the Company or any of its Subsidiaries or securities convertible into capital stock of the Company or any of its Subsidiaries of any class, (y) no Person has any preemptive or similar rights with respect to any subsequent issue of stock by the Company or any of its Subsidiaries, and (z) no Person has any right to require the Company or any of its Subsidiaries to register any securities of the Company or any of its Subsidiaries under the Securities Act. Schedule I of the Amendment to the Registration Rights Agreement accurately and completely sets forth all capital stock of any class of the Company and its Subsidiaries, all options, warrants or other rights to acquire capital stock of any class of the Company and its Subsidiaries and all securities convertible into any class of capital stock of the Company and its Subsidiaries respectively owned by the parties named therein (other than Prudential).

       SECTION 5. ISSUANCE OF SECURITIES. The Securities to be issued on the Closing Date, when issued upon payment of the applicable Purchase Price in accordance with SECTION 2.1, will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all Liens, claims and encumbrances including pre-emptive rights. The Warrant Shares, when issued upon an exercise of the Warrants, and the Conversion Shares, when issued upon a conversion of the amount of principal and unpaid interest on the Notes, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, claims and encumbrances, including, without limitation, all preemptive rights.

       SECTION 6. FINANCIAL STATEMENTS. The Company Financial Statements were prepared in accordance with the applicable published rules and regulations of the Commission with respect thereto and in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the Commission) and fairly present in all material respects, in accordance with applicable requirements of GAAP (in the case of unaudited statements, subject to normal, recurring adjustments), the consolidated financial position of the Company and its Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its Subsidiaries for the periods presented therein. The are no material liabilities of the Company or any Subsidiary (contingent or otherwise), other than as disclosed in the Company's Financial Statements. There are no material imbalances of production from the oil and gas properties of the Company or its Subsidiaries whether required to be disclosed pursuant to GAAP or otherwise. Since December 31, 1998, no event has occurred or condition exists which has had or could be expected to have a Material Adverse Effect.

       SECTION 7. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate or company restriction which materially and adversely affects its business, property or assets, or financial condition of the Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement, the Notes, the Warrant Certificates or any of the other Transaction Documents, nor the offering, issuance and sale of the Notes, the Warrants or the Common Stock Shares nor fulfillment of nor compliance with the terms and provisions of this Agreement, the Notes, the Warrant Certificates or any of the other Transaction Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except the Compass Senior Credit Agreement and the Other Securities Purchase Agreements.

       SECTION 8. COMPASS DEBT DOCUMENTS. The Company has provided to or made available to Prudential with a true and correct copy of all of the Compass Senior Debt Documents including all amendments and modifications thereto. No rights or obligations of any party to any of such Compass Senior Debt Documents have been waived, and no party to any of such Compass Senior Debt Documents is in default of its obligations thereunder. Each of such Compass Senior Debt Documents is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and affect.

       SECTION 9. OUTSTANDING DEBT. SCHEDULE 7.9 of the Disclosure Schedule contains a complete and accurate description of all Debt of the Company and each of its Subsidiaries outstanding in a principal amount in excess of $100,000 on the date hereof. Neither the Company nor any of its Subsidiaries is in default in payment of any Debt with respect to which it is an obligor or in default of any covenant, agreement, representation, warranty or other term of any document, instrument or agreement evidencing, securing or otherwise pertaining to any such Debt.

       SECTION 10. TRANSACTIONS WITH AFFILIATES. Except for the Shareholders Agreement and the Registration Rights Agreement, all contracts, agreements and other arrangements (whether written, oral, express or implied) between the Company or any of its Subsidiaries and any Affiliate of the Company and its Subsidiaries in existence on the date hereof, including, without limitation, all Investments of the Company or any of its Subsidiaries in any Affiliate of the Company or any of its Subsidiaries are on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

       SECTION 11. LITIGATION. Except as set forth on SCHEDULE 7.11 of the Disclosure Schedule, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or Governmental Authority. There is no action, suit, investigation or proceeding pending or threatened against the Company or any of its Subsidiaries which purports to affect the validity or enforceability of this Agreement, any Note, the Warrant Certificates or the Common Stock Shares.

       SECTION 12. ERISA. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate maintains or contributes to any Pension Plan other than the Middle Bay Oil Company, Inc. 401(k) Plan (the "401(k) PLAN"). Each such Pension Plan is in compliance in all material respects with its terms and the applicable provisions of ERISA and the IRC. Except as required by law, none of the Company or any of its Subsidiaries nor any ERISA Affiliate has any commitment to create any additional Pension Plans. Except for the 401(k) Plan, neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has ever sponsored, adopted, maintained or been obligated to contribute to, or had any liability under, any Pension Plan. There is no material violation of ERISA with respect to the filing of applicable reports, documents and notices regarding the Pension Plans with the Secretary of the Treasury or the furnishing of such documents to the participants and beneficiaries of the Pension Plans, and, to the best of the Company's knowledge, with respect to each Pension Plan all other reports required under ERISA or the IRC to be filed with any Governmental Authority have been duly filed and all such reports are true and correct in all material respects as of the dates given. Each Pension Plan that is intended to be "qualified" within the meaning of section 401(a) of the IRC is, and has been during the period from its adoption to date, so qualified, both as to form and, to the best of the Company's knowledge, has been qualified, and all necessary governmental approvals, including a favorable determination as to the qualification under the IRC of each of such Pension Plans and each amendment thereto, have been timely obtained or application for a favorable determination will be filed prior to the applicable filing deadlines. Each trust created under any such Pension Plan intended to be qualified within the meaning of section 401(a) of the IRC and each trust described in section 501(c)(9) of the IRC is exempt from federal income taxation under section 501(a) of the IRC and has been so exempt during the period from creation to date. The Company has no pending or, to the best of the Company's knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and the Company has no knowledge of any threatened litigation or claims against, the assets of any Pension Plan or its related trust or against any fiduciary of a Pension Plan with respect to the operation of such Pension Plan. Neither the Company nor any of its Subsidiaries has received notice of any pending investigations, inquires or audits with respect to any Pension Plan by any regulatory agency. Neither the Company nor any of its Subsidiaries has engaged in any prohibited transactions, within the meaning of section 406 of ERISA or section 4975 of the IRC, in connection with any Pension Plan. Neither the Company nor any of its Subsidiaries maintains or has established any Pension Plan which is a welfare benefit plan within the meaning of section 3(1) of ERISA which provides for retiree medical liabilities or continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant. The Company and each of its Subsidiaries that maintains a Pension Plan that is a welfare benefit plan within the meaning of section 3(1) of ERISA has complied with any applicable notice and continuation requirements of COBRA and the regulations thereunder. To the best of the Company's knowledge, none of the Company or any of its Subsidiaries maintains, has established, or has ever participated in, a multiple employer welfare benefit arrangement within the meaning of section 3(40)(A) of ERISA. The execution and delivery of the Agreement and the issuance and sale of the Securities will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the IRC. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of Prudential in SECTION 8.2.

       SECTION 13. TAXES AND FILING OF TAX RETURNS. The Company and each of its Subsidiaries has filed all Tax returns required to have been filed by it or has legally extended such returns and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by the Company or any of its Subsidiaries. The Company does not know of any proposed Tax assessment against the Company or any of its Subsidiaries and all Tax liabilities of the Company and each of its Subsidiaries are adequately provided for and no Tax liability of the Company or any of its Subsidiaries has been asserted by the Internal Revenue Service or any other Governmental Authority for Taxes in excess of those already paid.

       SECTION 14. TITLE TO ASSETS. The Company has and each of its Subsidiaries has Defensible Title to its respective real properties and to all its other respective properties and assets (other than properties which it leases), including the properties and assets (other than properties and assets disposed of in the ordinary course of business), subject only to Permitted Encumbrances. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect. For the purposes of this SECTION 7.14, subparagraph (e) of the definition of Permitted Encumbrances shall read as follows: (e) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of business or existing on property and not in the aggregate materially impairing the value of the assets of the Company or its Subsidiaries or interfering with the ordinary conduct of the business of the Company or its Subsidiaries or rights to any of their assets."

       SECTION 15. LICENSES, PERMITS, ETC. The Company and each of its Subsidiaries possess all franchises, certificates, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities as are necessary to carry on their respective businesses as now being conducted and as proposed to be conducted, except to the extent a failure to have such franchises, certificates, licenses, permits, consents, authorizations, exemptions and orders could not have a Material Adverse Effect.

       SECTION 16. PROPRIETARY RIGHTS. The Company and each of its Subsidiaries has ownership of, or valid licenses to use, all trademarks, copyrights, patents and other proprietary rights used in their respective businesses. To the best of the Company's knowledge, the operation of the businesses of the Company and its Subsidiaries does not infringe any patent, copyright, trademark or other proprietary rights of others, and, neither the Company nor any of its Subsidiaries has received any notice from any third party of any such alleged infringement by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries has taken reasonable steps to establish and preserve its respective ownership of all patents, copyrights, trademarks, trade secrets and other proprietary rights. The Company is not aware of any infringement by others of its or any its Subsidiaries' patents, copyrights, trademarks or other proprietary rights.

       SECTION 17. COMPLIANCE WITH LAW. To the Knowledge of the Company, the business and operations of the Company and each of its Subsidiaries have been and are being conducted in accordance with all applicable Laws.

       SECTION 18.  ENVIRONMENTAL MATTERS.

       (a)    Except as set forth on SCHEDULE 7.18 of the Disclosure Schedule,
(i) the reserves reflected in the Company's Financial Statements relating to environmental matters were adequate under GAAP as of the date of such financial statements, and neither the Company nor its Subsidiaries has incurred any material liability in respect of any environmental matter since the that date, and (ii) the SEC Documents include all information relating to environmental matters required to be included therein under the rules and regulations of the Commission applicable thereto.

       (b)    Except as set forth in SCHEDULE 7.18 of the Disclosure Schedule:

              (i) Each of the Company and its Subsidiaries has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all Environmental Laws.

              (ii) Neither the Company nor any of its Subsidiaries has been notified by any Governmental Authority that any of the operations or assets of the Company or its Subsidiaries is the subject of any investigation or inquiry by any Governmental Authority evaluating whether any material remedial action is needed to respond to a release of Hazardous Substance or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Substance.

              (iii) Neither the Company nor any of its Subsidiaries and no other Person has filed any notice under any federal, state or local law indicating that (i) the Company or its Subsidiaries is responsible for the improper release into the environment, or the improper storage or disposal of any Hazardous Substance, or (ii) any Hazardous Substance is improperly stored or disposed of upon any property of the Company or its Subsidiaries.

              (iv) Neither the Company nor any of its Subsidiaries has any Substance contingent liability in connection with (i) release into the environment at or on the property now or previously owned or leased by the Company or its Subsidiaries, or (ii) the storage or disposal of any Hazardous Substance.

              (v) Neither the Company nor any of its Subsidiaries has received any claim, complaint, notice, inquiry or request for information which remains unresolved as of the date hereof with respect to any alleged violation of any Environmental Laws or regarding potential liability under any Environmental Laws relating to operations or conditions of any facilities or property owned, leased or operated by the Company or its Subsidiaries.

              (vi) There are no sites, locations or operations at which the Company or its Subsidiaries are currently undertaking, or have completed, any remedial or response action relating to any such disposal or release, as required by Environmental Laws.

              (vii) There are no physical or environmental conditions existing on any property owned or leased by the Company or any Subsidiary resulting from the Company's or any Subsidiary's operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations under any applicable Environmental Laws, other than normal and ordinary remedial work associated with plugging and abandoning of oil and gas facilities.

       SECTION 19.  Intentionally Left Blank.

       SECTION 20. FISCAL YEAR. The Company's fiscal year is from January 1 to December 31.

       SECTION 21. NO DEFAULT. Neither a Default nor an Event of Default has occurred.

       SECTION 22. INSURANCE. SCHEDULE 7.22 of the Disclosure Schedule contains a complete and accurate list and description of all insurance policies maintained by the Company as of the date hereof.

       SECTION 23. GOVERNMENT REGULATION. Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding the Company Act of 1935, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law which regulates the incurring by the Company or any of its Subsidiaries of Debt, including, but not limited to, Laws relating to common contract carriers of the sale of electricity, gas, steam, water or other public utility services.

       SECTION 24. SECURITIES LAWS. Assuming Prudential's representations made herein are true and correct, the offer, issuance and sale of the Securities (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws, and (c) are and will be accomplished in conformity with all other federal and applicable state securities Laws.

       SECTION 25. SEC DOCUMENTS. The Company is current in its obligations to file all periodic reports and proxy statements with the Commission required to be filed under the Exchange Act. Prudential has had available to it a true and correct complete copy of each report, schedule, Registration Statement and definitive proxy statement filed by the Company with the Commission since October 4, 1993, and prior to the date of this Agreement (the "SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the Commission since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       SECTION 26.  OIL AND GAS OPERATIONS.  Except as set forth on SCHEDULE
7.26 of the Disclosure Schedule:

       (a) All wells included in the Oil and Gas Interests of the Company or its Subsidiaries (the "Wells") have been drilled and (if completed) completed, operated and produced in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, regulations. The Wells have been drilled and completed within the limits permitted by contract, pooling or unit agreement, and by law; and all drilling and completion of the Wells and all development and operations have been conducted in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency. No Well is subject to penalties on allowables because of any overproduction or any other violation of applicable laws, rules, regulations or permits or judgments, orders or decrees of any court or governmental body or agency that would prevent such Well from being entitled to its full legal and regular allowable from and after the Closing Date as prescribed by any court or governmental body or agency.

       (b)    There are no Wells that

              (i) the Company is currently obligated by law or contract to plug and abandon;

              (ii) the Company will be obligated by law or contract to plug and abandon with the lapse of time or notice or both because the Well is not currently capable of producing in commercial quantities;

              (iii) are subject to exceptions to a requirement to plug and abandon issued by a regulatory authority having jurisdiction over the applicable lease; or

              (iv) to the best knowledge of the Company, have been plugged and abandoned but have not been plugged in accordance with all applicable requirements of each regulatory authority having jurisdiction over the Oil and Gas Interests.

       (c) With respect to the oil, gas and other mineral leases, unit agreements, pooling agreements, communitization agreements and other documents creating interests comprising the Oil and Gas Interests: (a) the Company has fulfilled all requirements in all material respects for filings, certificates, disclosures of parties in interest, and other similar matters contained in (or otherwise applicable thereto by law, rule or regulation) such leases or other documents and are fully qualified to own and hold all such leases or other interests; (b) there are no provisions applicable to such leases or other documents which increase the royalty share of the lessor thereunder, and (c) upon the establishment and maintenance of production in commercial quantities, the leases and other interest are to be in full force and effect over the economic life of the property involved and do not have terms fixed by a certain number of years.

       (d) Proceeds from the sale of Hydrocarbons produced from the Company's and its Subsidiaries' Oil and Gas Interests are being received by the Company and its Subsidiaries in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $100,000 and held in suspense in the ordinary course of business).

       (e) Seller is not obligated, by virtue of a prepayment arrangement, a "take or pay" arrangement, a production payment or any other arrangement to deliver Hydrocarbons produced from the Oil and Gas Interests at some future time without then or thereafter receiving full payment therefor.

       SECTION 27. FINANCIAL AND COMMODITY HEDGING. SCHEDULE 7.27 of the Disclosure Schedule accurately summarizes the outstanding Hydrocarbon and financial hedging positions of the Company and its Subsidiaries (including fixed price controls, collars, swaps, caps, hedges and puts) as of the date reflected on said Schedule.

       SECTION 28. BOOKS AND RECORDS. All books, records and files of the Company and its Subsidiaries (including those pertaining to the Company's or its Subsidiaries' Oil and Gas Interests, wells and other assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records) (a) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures and (b) fairly and accurately reflect the ownership, use, enjoyment and operation by the Company and its Subsidiaries of their respective assets.

       SECTION 29. RESERVE REPORT. To the knowledge of the Company, the estimates of proved reserves of oil and natural gas prepared by Lee Keeling &

Associates, Inc. and H. J. Gruy and Associates, Inc. (together, the "RESERVE ENGINEER") as of December 31, 1998 (the "RESERVE REPORT"): (i) are reasonable; and (ii) were prepared in accordance with generally accepted petroleum engineering and evaluation principles as set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers. The engineering information and production data used in the preparation of the Reserve Report, which information and data have been available to Prudential, are the information and data which are used by the Company in good faith in the ordinary course of business. The factual information underlying the estimates of the reserves of the Company and the Subsidiaries, which was supplied by the Company to the Reserve Engineers for the purpose of preparing the Reserve Report, including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's and the Subsidiaries' ownership interests in properties, was true and correct in all material respects on the date of such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineers were prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineers for purposes of preparing the Reserve Report was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening oil and gas price fluctuations, the Company is not as of the date hereof and as of the Closing Date will not be, aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Reserve Report.

       SECTION 30. NATURE OF COMPANY ASSETS. The assets of the Company and of the Subsidiaries consist solely of (i) reserves of oil and gas, rights to reserves of oil and gas and associated exploration and production assets with a fair market value not exceeding $500 million and (ii) other assets with a fair market value not exceeding $15 million. For purposes of this Section 7.33, the term "associated exploration and production assets" shall have the meaning set forth in Section 802.3 of the Rules promulgated pursuant to HSR Act.

       SECTION 31. FULL DISCLOSURE. No information heretofore furnished by or on behalf of the Company or any of its Subsidiaries to Prudential for the purposes of this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby, contained, and no written information hereafter furnished by or on behalf of the Company or any of its Subsidiaries to Prudential for purposes of this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby will contain, any untrue statement of a material fact or omit a material fact necessary to make the statements therein not misleading. There is no fact or circumstance known to the Company which may have a Material Adverse Effect on the Company or any of its Subsidiaries which has not been disclosed to Prudential.

       SECTION 32. YEAR 2000 COMPLIANCE. The Company's disclosure in its Annual Report on Form 10-KSB for the year ended December 31, 1998 under the heading "Year 2000 Compliance" accurately states the Company's statement of readiness and contingency plans relative to the computer software which is material to the conduct of the business and operations of the Company and its Subsidiaries being capable of recording, storing, processing and presenting calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dated falling on or before December 31, 1999.

       SECTION 33. USE OF PROCEEDS. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Securities will be used for the acquisition and development of oil and gas properties and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U.

       SECTION 34. NPI PLAN AND SEP/IRA PLAN. The Company's Employee Net Profits Interest Incentive Compensation Plan ("NPI PLAN") has been canceled and the Company's SEP/IRA Plan established in 1993 has been terminated.

       SECTION 35. CERTAIN AGREEMENTS. The Company has delivered to Prudential copies of each of the Employment Agreement, the Registration Rights Agreement, the Shareholders Agreement and such copies are true, correct and complete copies of such agreements and none of such agreements have been amended or modified since the date of such agreement and all of such agreements remain in full force and effect.

                                 ARTICLE VIII

                 REPRESENTATIONS AND WARRANTIES OF PRUDENTIAL

       In order to induce the Company to issue and sell the Securities to Prudential hereunder, Prudential hereby represents and warrants to the Company as follows:

       SECTION 1. NATURE OF PURCHASE. Prudential is not acquiring the Securities to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of its property shall at all times be and remain within its control.

       SECTION 2. SOURCE OF FUNDS. The source of the funds being used by Prudential to pay the purchase price of the Securities being purchased by Prudential hereunder constitutes assets: (i) allocated to the "insurance company general account" of Prudential (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Securities Prudential satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60; (ii) allocated to a separate account maintained by Prudential in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by Prudential to the Company, participates to the extent of 10% or more; or (iii) of an investment fund, the assets of which do not include assets of any employee benefit plan within the meaning of ERISA. For the purpose of this Section 8.2, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

                                  ARTICLE IX

                                   COVENANTS

       SECTION 1. MAINTENANCE OF INSURANCE. The Company will, and will cause each of its Subsidiaries to, at all times maintain or cause to be maintained insurance issued by insurers of recognized responsibility covering such risks and in such amounts as are customary in the case of companies of established reputation engaged in the same or similar business and similarly situated.

       SECTION 2. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each of its Subsidiaries to, pay when due (a) all Taxes imposed upon it or its respective assets and, with respect to its respective franchises, business, income or profits, pay such Taxes before any material penalty or interest accrues thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable; provided, however, no payment of Taxes or claims shall be required if (i) the amount, applicability or validity thereof is being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of each holder of Securities is the subject of any pending levy or execution, and (ii) the Company has notified each holder of Securities of such circumstances in reasonable detail.

       SECTION 3. COMPLIANCE WITH LAWS AND DOCUMENTS. The Company will, and will cause each of its Subsidiaries to, comply with the provisions of (a) all Laws, (b) its Charter Documents, and (c) every Material Agreement to which the Company or any of its Subsidiaries is a party or by which the Company's or any of its Subsidiaries' properties are bound.

       SECTION 4. OPERATION OF PROPERTIES AND EQUIPMENT. The Company will, and will cause each of its Subsidiaries to, at all times, maintain, preserve and keep all operating equipment used or useful in the operation of their respective businesses in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such equipment shall at all times be properly preserved and maintained; PROVIDED, that, no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if the Company shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the Company's and its Subsidiaries' businesses.

       SECTION 5. ADDITIONAL DOCUMENTS. The Company will, and will cause each of its Subsidiaries to, cure promptly any defects in the creation and issuance of the Securities, and the execution and delivery of this Agreement and the other Transaction Documents, and, at the Company's sole expense, promptly and duly execute and deliver, and cause each of its Subsidiaries to promptly execute and deliver, to the holders of the Securities, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Company and each of its Subsidiaries in this Agreement and the other Transaction Documents, all as may be reasonably necessary or appropriate in connection therewith.

       SECTION 6. MAINTENANCE OF BOOKS AND RECORDS. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in which true and correct entries in conformity with GAAP shall be made on a timely basis of all dealings and transactions in relation to the Company's and its Subsidiaries' businesses and activities.

       SECTION 7.  ENVIRONMENTAL MATTERS.

       (a) The Company will, and will cause each of its Subsidiaries to, comply with all Environmental Law and Laws applicable to their respective properties and operations, including, without limitation, all Hazardous Substances transportation, storage, disposal, remediation and similar requirements of applicable Environmental Law and Laws.

       (b)    Notwithstanding any other provision contained within this

Agreement or the other Transaction Documents, the Company shall immediately orally notify each holder of Securities of any Hazardous Discharge or the receipt of any Environmental Complaint relating to any property or assets owned by the Company or any of its Subsidiaries or affecting any properties or assets owned or leased by other Persons and shall furnish each holder of Securities with written notice of such Hazardous Discharge or Environmental Complaint within five (5) days of the oral notification.

       SECTION 8. INSPECTION OF PROPERTY. The Company will permit, and will cause its Subsidiaries to permit, any Person designated by the holder of any
Note in writing:

       (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder, and upon reasonable prior notice to the Company, to visit the principal executive office of the Company or any Subsidiary, to discuss the affairs, finances and accounts of the Company or any Subsidiary with the Company's or such Subsidiary's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company or any Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

       (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested in writing.

       SECTION 9.  NEGATIVE COVENANTS.  Until the Redemption Date:

       (a) The Company and its Subsidiaries will not engage in any business other than the exploration, acquisition, development and production of oil and gas.

       (b) Except as set forth in the draft proxy attached as Attachment D to the Officers Certificate, executed by Floyd C. Wilson and delivered to Prudential on October 19, 1999, the Company will not, nor will it permit any of its Subsidiaries to, enter into any amendment or modification of its Charter Documents or the Compass Senior Debt Documents or waive or fail to enforce any material right of the Company or any of its Subsidiaries thereunder.

       (c) Except as set forth in the draft proxy attached as Attachment D to the Officers Certificate, executed by Floyd C. Wilson and delivered to Prudential on October 19, 1999, the Company will not, and will not permit any of its Subsidiaries to, (i) terminate, or fail to maintain its existence in its jurisdiction of incorporation, or (ii) terminate, or fail to maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain its good standing or qualification to transact business could have a Material Adverse Effect.

       (d) The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction with an Affiliate or make any payments to an Affiliate (whether in cash or in property) of any type other than (i) compensation paid to the executive officers of the Company or any of its Subsidiaries which is approved by the Board of Directors, and (b) advances for, and reimbursement of, reasonable travel, entertainment and similar expenses.

       (e) The proceeds of the issuance and sale of the Securities hereunder will be used by the Company solely for the acquisition and development of oil and gas properties and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying securities in violation of applicable Laws, rules or regulations of any Governmental Authority.

       (f) The Company will not, and will not permit any of its Subsidiaries or any ERISA Affiliate to, directly or indirectly, terminate any Pension Plan so as to result in any material liability to the Company or any of its Subsidiaries or any ERISA Affiliate, establish, or become obligated to contribute to or provide benefits under, any Pension Plan, incur any obligation to provide post-employment health care benefits to any of their current or former employees, except as required by COBRA, enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material liability to the Company or any of its Subsidiaries or any ERISA Affiliate, or permit to exist any circumstances with respect to any Pension Plan that would have a Material Adverse Effect.

       (g) The Company will not, and will not permit any of its Subsidiaries to, make payments on Debt which is subordinate, in right of payment to the Note, to the extent such payments would be in violation of the subordination provisions applicable to such Debt.


       SECTION 10. FILING OF NASDAQ NOTIFICATION FORMS. On or before Closing, the Company shall have filed a Nasdaq Notification Form for Listing of Additional Shares for the Common Stock Shares. Upon written notice from Prudential of its exercise of the Warrants, the Company shall promptly file a Nasdaq Notification Form for Listing of Additional Shares for the Warrant Shares. Upon written notice from Prudential of its conversion of the Notes, the Company shall promptly file a Nasdaq Notification Form for Listing of Additional Shares for the shares of Common Stock issuable upon conversion of the Notes.

       SECTION 11. INTEREST ON THE NOTES AND THE OTHER NOTES. The Company hereby agrees that if the Company elects to accrue and add to the principal of any Other Note pursuant to the terms of such Other Note any portion of the interest due and payable on such Other Note on any interest payment date with respect to such Other Note, the Company shall elect to accrue and add to the principal of the Notes pursuant to the terms of the Notes the same percentage of the interest due and payable on the Notes on such interest payment date as the Company elected to accrue and add to the principal of such Other Note. The Company further agrees that if the Company elects to accrue and add to the principal of any Note pursuant to the terms of such Note any portion of the interest due and payable on such Note on any interest payment date with respect to such Note, the Company shall elect to accrue and add to the principal of all other Notes and the Other Notes pursuant to the terms of such other Notes and the Other Notes the same percentage of the interest due and payable on such other Notes and the Other Notes on such interest payment date as the Company elected to accrue and add to the principal of such Note. Any accrual and addition to the principal of the Notes of interest on the Notes required by pursuant to this Section 9.11 shall occur automatically notwithstanding any provision for notice of such election in the Notes. The Company also covenants that it will not (i) prepay any portion of the Notes without prepaying a pro rata portion of the Other Notes or (ii) prepay any portion of the Other Notes without prepaying a pro rata portion of the Notes.

                                   ARTICLE X

                             DEFAULTS; TERMINATION

       SECTION 1. EVENTS OF DEFAULT. If one or more of the following events (collectively, "EVENTS OF DEFAULT" and individually, an "EVENT OF DEFAULT") shall have occurred and be continuing:

       (a) the Company shall fail to pay when due any principal or interest on the Note;

       (b) the Company shall fail to pay when due any fees, expenses, reimbursements, indemnification payments or other monetary obligations when due under any of the Transaction Documents and such failure shall continue for ten
(10) days following the due date of such payment;

       (c) the Company shall fail to observe or perform any covenant or agreement contained in ARTICLE IX hereof;

       (d) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Transaction Document (other than as referred to in subsection (c)) which failure has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

       (e) any representation, warranty, certification or statement made or deemed to have been made by the Company in this Agreement or any of the other Transaction Documents or by the Company or any other Person on behalf of the Company in any certificate, financial statement or other document delivered pursuant to this Agreement or any of the other Transaction Documents, shall prove to have been incorrect in any material respect when made;

       (f) a default or event which, with the giving of notice, lapse of time or both could (unless cured or waived) become a default, shall occur under the terms of any Debt of the Company or any of its Subsidiaries having a principal balance of $250,000 or more (including, without limitation, the Permitted Senior
Debt);

       (g) the Company or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its Debts as they become due, or shall take any corporate action to authorize any of the foregoing;

       (h) an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its Debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Company under the federal bankruptcy Laws as now or hereafter in effect;

       (i) one (1) or more judgments or orders for the payment of money aggregating in excess of $250,000 shall be rendered against the Company or any of its Subsidiaries and such judgment or order (i) shall continue unsatisfied and unstayed for a period of thirty (30) days, or (ii) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order;

       (j)    any Change of Control; or

       (k)    an "Event of Default" under any Other Securities Purchase
Agreement;

then, so long as any such event is continuing, any Noteholder shall without notice or demand of any kind (including, without limitation, notice of intention to accelerate and acceleration) (unless any such notice is expressly provided for herein or in the other Transaction Documents), all of which are hereby waived, take any and all actions as may be permitted by the Transaction Documents including, declaring the obligations in respect of the Note owned by such Noteholder (including all accrued interest thereon) to be, and such obligations shall thereupon become, immediately due and payable.

                                  ARTICLE XI

                                 MISCELLANEOUS

       SECTION 1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party at its address, telex or telecopy number set forth on the signature pages hereof or such other address, telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in this
SECTION 11.1 and the appropriate answer back is received or receipt is otherwise confirmed, (ii) if given by mail, three (3) Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this
SECTION 11.1.

       SECTION 2. NO WAIVERS. No failure or delay by any holder of Securities in exercising any right, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or in any of the other Transaction Documents.

       SECTION 3. EXPENSES; INDEMNIFICATION. (a) Except as provided in SECTION 6.1(f), all expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

       (b) The Company agrees to indemnify and hold harmless, Prudential, its shareholders and each subsequent holder of Securities and their respective directors, officers, employees, agents, successors and assigns (collectively, the "INDEMNIFIED PARTIES") from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not any such Indemnified Party shall be designated a party thereto) which may be incurred by any Indemnified Party relating to or arising out of (a) this Agreement, the other Transaction Documents, the Closing Transactions and all other transactions contemplated hereby or thereby.

       (c) The Company further agrees to defend, indemnify and hold harmless each Indemnified Party from and against any and all losses, liabilities (including strict liability), damages (including for bodily injury and property damage), costs, expenses (including attorneys' fees and environmental consultants' expenses), relating to any of the properties or assets securing the Obligations, that any Indemnified Party may incur in connection with any Environmental Complaint or Hazardous Discharge or any violation of any Environmental Law and Laws regardless of whether or not caused by, or within the control of, the Company, or any of its Subsidiaries as tenant, sub-tenant or prior owner or occupant of any of the properties or assets securing the Obligations or any properties owned or leased by other parties, and regardless of whether such claim is brought by Governmental Authorities or private parties. This indemnity shall survive the repayment of the Obligations and the discharge or release of any Lien granted hereunder or in any other Transaction Document.

       (d)    (i)    Promptly after receipt by an Indemnified Party of notice of the commencement of any action, suit or other proceeding against an Indemnified Party with respect to which an Indemnified Party demands indemnification hereunder, such Indemnified Party shall promptly notify the Company in writing of the commencement thereof, provided that the failure to so notify the Company shall not relieve it from any liability that it may have to an Indemnified Party, except to the extent that such failure has materially prejudiced the Company's ability to provide a defense in the proceeding. The Company shall have the right to assume the defense of any such proceeding, but the Indemnified Parties collectively shall have the right, at the expense of the Company, to retain not more than one counsel of their choice to represent the Indemnified Parties in such proceeding. The counsel for the Indemnified Parties may participate in, but not control, the defense of such proceeding.

              (ii) The indemnity provided for herein shall cover the amount of any settlements entered into by an Indemnified Party in connection with any claim for which an Indemnified Party may be indemnified hereunder; provided that, no settlement binding on an Indemnified Party may be made without the consent of an Indemnified Party and the Company (which consent shall not be reasonably withheld).

              (iii) Any indemnification hereunder shall be made no later than 45 days after receipt by the Company of the written request of the Indemnified Party.

THE PARTIES RECOGNIZE THAT AN INDEMNITEE MAY BE ENTITLED TO INDEMNIFICATION HEREUNDER FROM ACTS OR OMISSIONS THAT ARISE OUT OF OR RESULT FROM THE ORDINARY, STRICT, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE.

       SECTION 4. AMENDMENTS AND WAIVERS; SALE OF INTEREST. Any provision of this Agreement and the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and (a) the Majority Noteholder and (b) the Majority Warrant Holder. The Company hereby consents to any participation, sale, assignment, transfer or other disposition which complies with Article V, at any time or times hereafter, of any Securities, this Agreement and any of the other Transaction Documents, or of any portion hereof or thereof, including, without limitation, Prudential's rights, title, interests, remedies, powers, and duties hereunder or thereunder, subject to compliance with applicable Laws. The Company hereby covenants to notify Prudential in writing of any amendment proposed to be made to the Other Securities Purchase Agreements, Other Notes or other documents relating thereto, and shall allow Prudential the opportunity (and hereby agrees) to amend this Agreement and the other Transaction Documents to conform to any such amendments.

       SECTION 5. SURVIVAL. All representations, warranties and covenants made by the Company herein or in any certificate or other instrument delivered by it or in its behalf under the Transaction Documents shall be considered to have been relied upon by Prudential and shall survive the delivery to Prudential of such Transaction Documents and the purchase of the Securities, regardless of any investigation made by or on behalf of Prudential and shall survive only for so long as any Note remains outstanding. All representations, warranties and covenants made by Prudential herein or in any certificate or other instrument delivered by it or in its behalf under the Transaction Documents shall be considered to have been relied upon by the

Company and shall survive the delivery to the Company of such Transaction Documents and the purchase of the Securities, regardless of any investigation made by or on behalf of the Company and shall survive only for so long as any Note remains outstanding.

       SECTION 6. LIMITATION ON INTEREST. Regardless of any provision contained in the Transaction Documents, no Noteholder shall ever be entitled to receive, collect, or apply, as interest on the Note, any amount in excess of the Maximum Lawful Rate, and in the event any Noteholder ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Note is paid in full, any remaining excess shall promptly be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, the Company and the Noteholder shall, to the extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Note, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Note; PROVIDED, HOWEVER, that, if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, the Noteholder shall refund to the Company the amount of such excess and, in such event, the Noteholder shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

       SECTION 7. INVALID PROVISIONS. If any provision of the Transaction Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Transaction Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Transaction Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

       SECTION 8. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights or obligations under this Agreement.

Notwithstanding any other provision herein, Prudential may assign its rights to its Affiliates, subject to compliance with applicable Laws.

       SECTION 9. GOVERNING LAW. THIS AGREEMENT AND THE TRANSACTION DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

       SECTION 10. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       SECTION 11.  NO THIRD PARTY BENEFICIARIES.  Except as provided in SECTION
11.3 and ARTICLE XII, it is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than transferees or assignees of all or any part of Prudential's interest hereunder.

       SECTION 12. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       SECTION 13.  SUBMISSION TO JURISDICTION; WAIVER OF SERVICE AND VENUE.
ANY SUIT, ACTION OR PROCEEDING BROUGHT BY PRUDENTIAL WITH RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF DALLAS, OR IN THE FEDERAL COURTS LOCATED IN THE NORTHERN DISTRICT OF TEXAS, AS PRUDENTIAL MAY SELECT IN ITS SOLE DISCRETION.
THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF DALLAS, AND HEREBY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

       SECTION 14. WAIVER OF RIGHT TO TRIAL BY JURY. PRUDENTIAL AND THE COMPANY EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT. PRUDENTIAL AND THE COMPANY EACH AGREE THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

       SECTION 15. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Security may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to the Transaction Documents to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Security, (iii) any Person to which such holder offers to sell such Security or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Security, (v) any Person from which such holder offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party.

                                     ARTICLE XII

                                    SUBORDINATION

              SECTION 1. SUBORDINATION OF PAYMENT. The payment of the Debt represented by the Notes is hereby expressly subordinated in right of payment to the prior payment in full of the Compass Senior Debt; PROVIDED, HOWEVER, so long as no Event of Default has occurred and is continuing for which (other than an event specified in Subsection 7.1(d) of the Compass Senior Credit Agreement) the Agent under the Compass Senior Credit Agreement has given written notice of such Event of Default to the Noteholders (a "DEFAULT NOTICE"), the Company may pay only interest due on the Notes according to their terms. At any time following the occurrence and during the continuance of any Event of Default and provided that the Agent under the Compass Senior Credit Agreement has given a Default Notice to the Noteholders, the Noteholders will not accept or receive, any payments in cash, on or with respect to the Notes unless and until (a) such Event of Default shall have been cured or waived or shall have ceased to exist or (b) such time as all Compass Senior Debt shall have been fully paid and performed and the obligation of the Senior Lenders to make loans under the Compass Senior Credit Agreement shall have terminated. Notwithstanding the above, if within 90 days after the giving of such Default Notice by the Agent under the Compass Senior Credit Agreement such Event of Default has not become the subject of an acceleration notice by the Senior Lenders, then the Company may, at its option (unless in such interval the provision of this SECTION 12.1 have again come into effect on account of any other Event of Default that did not exist on the date of any prior Default Notice), resume making any and all required payments in respect of the Notes in any manner authorized under the terms governing the Notes until such time (if any) that such judicial proceedings are instituted, such an acceleration notice is given or a Default Notice is given and a period of 90 days shall not have elapsed since the giving of such Default Notice as contemplated above. In the event any direct or indirect payment or distribution in cash, shall be received by the Noteholders in contravention of the provisions hereof, such payment or distribution shall be held in trust for, and shall be immediately paid over or delivered to, the Agent under the Compass Senior Credit
Agreement.

              SECTION 2. NOTES SUBORDINATED TO PRIOR PAYMENT OF COMPASS SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE COMPANY. Upon any distribution of assets of the Company upon any voluntary or involuntary dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

              (a) the Senior Lenders shall first be entitled to receive payment in full (or to have such payment duly provided for to their satisfaction) of the principal thereof and interest due on the Compass Senior Debt and other amounts due in connection therewith before the Noteholders are entitled to receive any payment on account of the Notes;

              (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Noteholders would be entitled except for the provisions of this ARTICLE XII, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the Senior Lenders or their representative, to the extent necessary to make payment in full of all Compass Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the Senior Lenders; and

              (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Noteholders on account of principal of or interest on the Notes before the Compass Senior Debt is paid in full or provision made for its payment, such payment or distribution (subject to the further provisions of this ARTICLE XII) shall be paid over to the Senior Lenders or their representative for application to the payment of all Compass Senior Debt remaining unpaid or unprovided for until all Compass Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the Senior Lenders.

              SECTION 3. SUBORDINATION OF LIENS. So long as the Compass Senior Debt remains outstanding or any obligation of the Senior Lenders exists to make loans under the Compass Senior Credit Agreement, the Noteholders hereby subordinate all Liens, now existing or hereafter created or arising, securing all or any portion of the Notes to all Liens, now existing or hereafter created or arising, securing all or any portion of the Compass Senior Debt, notwithstanding any defect, deficiency, error or omission which may be contained in any document creating or perfecting any such Lien securing all or any portion of the Compass Senior Debt. All Liens, now existing or hereafter created or arising, securing all or any portion of the Notes shall at all times remain subordinate, secondary and inferior to all Liens, now existing or hereafter created or arising, securing all or any portion of the Compass Senior Debt.

              SECTION 4. SUBORDINATION OF REMEDIES. So long as the Compass Senior Debt remains outstanding or any obligation of the Senior Lenders exists to make loans under the Compass Senior Credit Agreement, the Noteholders shall not, without the prior written consent of the Senior Lenders, declare the Notes due or in default (other than to accelerate the Notes after the maturity of the Compass Senior Debt, whether by acceleration or otherwise, and take such other actions as reasonably required to protect the Noteholders's claims upon any bankruptcy, insolvency, or receivership proceeding with respect to the Company) or foreclose upon or exercise any power of sale with respect to any security for all or any portion of the Notes or exercise any other right, power or remedy of the Noteholders provided for in any document or instrument executed in connection with the Notes or by law or initiate or join with any other creditor of the Company in initiating any plan or proceeding pursuant to any bankruptcy, insolvency or receivership proceedings or seeking an assignment for the benefit of creditors or the marshalling of the assets and liabilities of the Company. Upon any distribution of assets of the Company or the dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or the marshalling of the assets and liabilities of the Company or otherwise), any payment to which the Noteholders would otherwise be entitled with respect to the Notes shall be held in trust for, and shall be immediately paid over or delivered to, the Senior Lenders for application to the Compass Senior Debt until all Compass Senior Debt shall have been paid in full. Notwithstanding any provision of this ARTICLE XII, (i) the Noteholders may receive payments of interest on the Notes in kind through the Company's election to accrue and add such interest payment to the principal of the Notes pursuant to the provisions of the Notes; (ii) the Noteholders may convert the Notes to shares of common stock of the Company at any time in accordance with the terms of the Notes; (iii) the Noteholders may exercise any warrants for shares of common stock of the Company in accordance with the terms of any such warrants and (iv) the Senior Lenders shall have no rights to the shares of Common Stock obtained by the Noteholders through conversion of the Notes and exercise of the Warrants.

              SECTION 5. CONTINUING AGREEMENT. This Agreement shall continue in full force and effect and the liabilities and obligations of the Company and the Noteholders hereunder shall not be affected or impaired by any amendment, modification or alteration of any Loan Document, except as may be expressly provided in any such amendment, modification or alteration. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Compass Senior Debt is rescinded or must otherwise be returned by the Senior Lenders upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

              SECTION 6.  LIABILITY NOT IMPAIRED.  The provisions of this
ARTICLE XII shall be deemed a continuing offer to all holders of Compass Senior Debt to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by such holders and no right of any present or future holder of any Compass Senior Debt to enforce subordination as provided in this ARTICLE XII shall be affected or impaired by (a) the failure of the Agent under the Compass Senior Credit Agreement or the Senior Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection or other handling or treatment of all or any part of any Collateral for all or any portion of the Compass Senior Debt, (b) the failure of any Lien intended to be granted or created to secure all or any part of the Compass Senior Debt to be properly perfected or created or the unenforceability of any such Lien for any other reason, or
(c) the subordination of any such Lien to any other Lien.  The Senior

Lenders may at any time and from time to time, without the consent of or notice to the Noteholders, and without incurring any responsibility to the Noteholders, and without impairing or releasing or otherwise affecting any of the obligations or agreements of the Noteholders hereunder, (a) change the manner, place or terms of payment, or change or extend the time of payment of, renew, or alter all or any portion of the Compass Senior Debt, (b) exchange, release, surrender, realize upon or otherwise deal with, in any manner and any order, any Property at any time subject to any Lien in favor of the Senior Lenders, (c) exercise or refrain from exercising any rights against the Company or others, and (d) sell, transfer, assign or grant participations in the Compass Senior Debt or any portion thereof.

              SECTION 7. WAIVERS. The Noteholders waive any right to require the Senior Lenders to (a) proceed against the Company or make any effort at the collection of the Compass Senior Debt from the Company or any other Person liable for all or any portion of the Compass Senior Debt, (b) proceed against or exhaust any Collateral securing all or any portion of the Compass Senior Debt, or (c) pursue any other remedy in the power of the Senior Lenders.

              SECTION 8. KNOWLEDGE OF THE NOTEHOLDERS. The Noteholders shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the Noteholders under the Notes or the taking of any action under the Notes by the Noteholders unless and until the Noteholders shall have received written notice thereof from the Agent under the Compass Senior Credit Agreement and, prior to the receipt of any such written notice, shall be entitled in all respects conclusively to assume that no such fact exist.

              SECTION 9.  OBLIGATION OF THE COMPANY.  Nothing contained in this
ARTICLE XII shall affect the obligation of the Company to make, or prevent the Company from making, payment of the principal of or interest on the Notes, except as otherwise provided in this ARTICLE XII and the Notes.

              SECTION 10. SUBROGATION. Upon payment in full of the Compass Senior Debt, the Noteholders shall be subrogated to the rights of the holders of Compass Senior Debt to receive payments or distributions of assets of the Company made on the Compass Senior Debt until the principal of and interest on the Notes shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Compass Senior Debt of any c 10.sh, property, stock or obligations to which the Noteholders would be entitled (except for the provisions of this ARTICLE XII) shall, as between the Company, its creditors (other than the holders of Compass Senior Debt) and the Noteholders, be deemed to be a payment by the Company to or on account of the Compass Senior Debt.

                              [SIGNATURE PAGE TO FOLLOW]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers on the day and year first above written.

COMPANY:

MIDDLE BAY OIL COMPANY, INC.



By:    /s/ Floyd C. Wilson
       --------------------
Name:  Floyd C. Wilson
Title: President and Chief Executive Officer


Address for Notice:

Middle Bay Oil Company, Inc.
1221 Lamar Street, Suite 1020
Houston, TX 77010
Fax: (713) 650-0352



THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By:    /s/ Ric E. Abel
       ---------------
       Vice President

(1)    All payments by wire transfer of immediately available funds to:

              The Bank of New York
              New York, New York
              ABA No. 021-000-018
              Account Name:  Prudential Managed
              Account No. 890-0304-391

       Each such wire transfer shall set forth the name of the Company, a reference to "9.00% Senior Subordinate Convertible Promissory Note due October 19, 2004, PPN#595673 A*5,"and the due date and application (as between principal and interest) of the payment being made.

(2)    All notices of payment and written confirmation of such transfers:

       The Prudential Insurance Company of America
              c/o  Prudential Capital Group
              Four Gateway Center
              100 Mulberry Street
              Newark, New Jersey  07102-4069

       Attn.:      Trade Managements Group
                   (Attn.:  Manager)

(3)           All other communications:

              The Prudential Insurance Company of America
              c/o  Prudential Capital Group
              2200 Ross Avenue, Suite 4200E
              Dallas, Texas 75201
              Fax: (214) 720-6299
              Attn.:  Managing Director

(4)           All telephonic or facsimile prepayment notices:
              Manager, Trade Managements Group
              Telephone:  (973) 802-7398
              Telecopier: (973) 624-6432

(5)    Tax I.D. No.  22-1211670

                                      EXHIBIT A

                    SENIOR SUBORDINATE CONVERTIBLE PROMISSORY NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO A VALID EXEMPTION COVERING SUCH TRANSFER.

$2,373,844                        Dallas, Texas                 October 19, 1999
                                                                PPN #___________

FOR VALUE RECEIVED, the undersigned, MIDDLE BAY OIL COMPANY, INC, an Alabama corporation ("MAKER" or the "COMPANY") hereby promises to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("PAYEE"), not later than 2:00 P.M. (New York City time), on the date when due, in Federal or other funds immediately available in New York, New York, at The Bank of New York's offices or at such other address given to Maker by Payee, the principal sum of TWO MILLION THREE HUNDRED SEVENTY-THREE THOUSAND EIGHT HUNDRED FORTY-FOUR AND NO/100 DOLLARS ($2,373,844), together with interest, as hereinafter described. Whenever any payment of principal of, or interest on, this Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Securities Purchase Agreement dated as of October 19, 1999, by and between Maker and Payee (the "AGREEMENT"). This Note is the "Note" referred to in the Agreement. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

This Note shall rank senior in right of payment to all Company notes and indebtedness other than the Compass Senior Debt. This Note shall rank pari passu with the Other Notes without any preference or priority one over another.

Maker reserves the right to prepay without premium or penalty, after thirty (30) days prior written notice to the Noteholder, the principal amount of the Note, in whole or in part, at any time after October 19, 2001.

Maker promises to pay interest on the outstanding principal balance hereof, prior to the occurrence of an Event of Default, at a rate per annum equal to the lesser of (a) the Fixed Rate or (b) the Maximum Lawful Rate, in Federal or other funds immediately available in New York, New York, at the offices of The Bank of New York above referenced. Interest shall accrue on the principal balance of the Note outstanding from time to time at the Fixed Rate; provided, that, interest shall accrue on any amounts past due and owing on the Note from the date due until paid at the Default Rate; PROVIDED FURTHER, that in no event shall the rate of interest charged hereunder exceed the Maximum Lawful Rate. Interest shall be payable on the Note as it accrues on December 31, 1999 and continuing on each March 31, June 30, September 30 and December 31 thereafter until paid in full. Whenever any payment of principal of, or interest on, the Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.

With respect to the first eight (8) quarterly interest payments payable hereunder commencing with the first such quarterly interest payment, the Company may, at least thirty (30) days prior to the subject payment date, elect to accrue and add to the principal of the Note up to fifty percent (50%) of the interest payment due and payable on such interest payment date. If such an election is made, the Company shall notify the Noteholder of the portion (up to 50%) of such quarterly interest payment which the Company elects to accrue and add to the principal of the Note.

Interest shall be computed on the Note on the basis of the number of actual days elapsed, assuming that each calendar year consisted of 360 days. The entire outstanding principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable in full in a single installment on October 19, 2004.

The entire outstanding principal balance of the Note and all accrued but unpaid interest thereon shall be immediately due and payable in full upon the occurrence of a Change of Control.

A Noteholder may elect to convert all or any portion of the amount of principal and accrued but unpaid interest on the Note as hereinafter provided. Each $3.00 (the "CONVERSION PRICE") of principal and accrued but unpaid interest on the Note shall be convertible into one share of Common Stock. The Conversion Price is subject to adjustment from time to time upon the occurrence of any of the events enumerated below:

1. In the event that the Company shall (a) declare a dividend on the Common Stock in shares of its capital stock (whether shares of such Common Stock or of capital stock of any other class of the Company), (b) split or subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then (as a result of an event described in (a), (b) or (c)) the Conversion Price shall be adjusted to equal the product of the Conversion Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock outstanding on a Fully Diluted Basis (as defined below) immediately after the event and the denominator of which is equal to the number of shares of Common Stock outstanding on a Fully Diluted
       Basis immediately prior to such event.

2. In the event that the Company shall (a) issue any shares of Common Stock without consideration or at a price per share less than the Conversion Price immediately prior to such issuance, or (b) issue options, rights or warrants to subscribe for or purchase such Common Stock (or securities convertible into such Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into such Common Stock) less than the Conversion Price, then, effective upon such issuance, the Conversion Price shall be adjusted to equal the product obtained by multiplying the Conversion Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be issued or to be offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Conversion Price immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such issuance. In case such consideration may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by an investment banking firm reasonably acceptable to the Noteholder (the cost of the engagement of said investment banking firm to be borne by the Company). Shares of such Common Stock owned by or held for the account of the Company or any Subsidiary thereof shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed (which date of issuance shall be the record date for such issuance if a record date therefor is fixed); and, in the event that such shares or options, rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price if the date of such issuance had not been fixed.

3. In case the Company shall make a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of shares of it stock, evidences of its indebtedness, assets, or rights, options or warrants (other than those referred to in paragraph 2 above) to subscribe for or purchase such shares, evidences of indebtedness, or assets, then, effective upon such distribution, the Conversion Price shall be adjusted to equal the product obtained by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Per Share Stock Price for the trading day immediately preceding the day of distribution ("PRE-DISTRIBUTION PRICE") less the fair market value of the distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and the denominator of which shall be the Pre-Distribution Price. Such adjustment shall be made successively whenever a date for such distribution is fixed (which date of distribution shall be the record date for such issuance if a record date therefor is fixed); and, if such distribution is not so made, the Conversion Price shall again be adjusted to be to be the Conversion
       Price if the date of such issuance had not been fixed.

4. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one-tenth of one percent (.1%) in the total number of shares of Common Stock that would be issued as a result of the conversion of all the Note; provided that any adjustments which by reason of this section are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section shall be made to the nearest hundredth of one percent.

5. In the event of any capital reorganization of the Company, or of any reclassification of any Common Stock for which the Note is convertible (other than a subdivision or combination of outstanding shares of such Common Stock), or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other entity, each $3.00 of principal and unpaid interest outstanding of the Note shall after such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale be convertible, upon the terms and conditions specified in this Agreement, into the number of shares of stock or other securities or assets to which a holder of the number of shares of Common Stock into which amount of principal and interest payable under the Note is convertible (at the time of such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale) would have been entitled upon such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this section with respect to the rights thereafter of such Note shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable upon the conversion of the Note. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the

       Noteholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Noteholder may be entitled pursuant to this section.

6. If any question shall at any time arise with respect to the Conversion Price or the number of shares issuable upon conversion of the Note, such question shall be determined by the independent firm of certified public accountants of recognized national standing selected by the Noteholder and acceptable to the Company.

7. Notwithstanding anything in this section to the contrary, the Company shall not be permitted to take any action described in this section, if such action is prohibited under any other provision of this Note or the Agreement.

If a Noteholder elects to convert all or a portion of the outstanding principal and accrued and unpaid interest under the Note, then the Noteholder shall deliver the Note to the Company in exchange for an amended and restated note setting forth the new amount of principal and accrued and unpaid interest. Upon such exchange, the Company shall promptly issue and deliver, or cause to be issued and delivered, to the Noteholder a certificate or certificates for the number of whole shares of Common Stock to which the Noteholder is entitled under the terms hereof. To the extent permitted by law, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such exchange of the Notes for the amended and restated note and Conversion Shares, and the Noteholder shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

No fractional shares or script of Common Stock shall be issued upon conversion of all or a portion of the outstanding principal and accrued unpaid interest of the outstanding principal and accrued unpaid interest under the Note. In lieu of a fractional share of Common Stock to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the market value of one share of Common Stock on the date of conversion.

Upon the occurrence and during the continuance of an Event of Default, and upon the conditions stated in the Agreement, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice, demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker. After the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of this Note and, to the extent permitted by applicable Law, on accrued but unpaid interest, at the lesser of (a) the Default Rate or (b) the Maximum Lawful Rate.

After the occurrence of an Event of Default, all amounts collected or received by any Noteholder in respect of the Obligations shall be applied first, to the payment of all proper costs incurred by the Noteholder in connection with the collection thereof (including reasonable fees, expenses and disbursements of counsel for the Noteholder), second, to the reimbursement of any advances made by Noteholder to effect performance of any unperformed covenants of the Company under any of the Transaction Documents, third, to the payment of all accrued interest on the Note, fourth, to unpaid principal on the Note, and fifth to the Company or any other Person entitled to such proceeds under applicable Law.

If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay the court costs, reasonable attorneys' fees, and other costs of collection of the holder hereof.

Maker, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of acceleration and the intention to accelerate, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.


THIS NOTE, THE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS (OTHER THAN THE REGISTRATION RIGHTS AGREEMENT AND THE COMPANY'S CHARTER DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                       MIDDLE BAY OIL COMPANY, INC.

                                       By:
                                       Name: Floyd C. Wilson
                                       Title: President and Chief Executive
                                       Officer

                                      EXHIBIT B

                     AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


       This Amendment to Registration Rights Agreement (the "Amendment") dated as of October 19, 1999, is entered into by and among MIDDLE BAY OIL COMPANY, INC., an Alabama corporation ("Corporation"), 3TEC Energy Company L.L.C., a Delaware limited liability company f/k/a 3TEC Energy Corporation, Shoemaker Family Partners, L.P., Shoeinvest II, LP, and The Prudential Insurance Company of America, a New Jersey corporation ("Prudential").

                                       RECITALS

       WHEREAS, on August 27, 1999, the Corporation, 3TEC Energy Company L.L.C. f/k/a 3TEC Energy Corporation; Kaiser-Francis Oil Company; C.J. Lett, III; Weskids, L.P.; Alvin V. Shoemaker; Shoemaker Family Partners, L.P.; and Shoeinvest II, LP entered into a certain Registration Rights Agreement (the "Agreement"); and.

       WHEREAS, the parties hereto wish to amend the Agreement to add Prudential as a party to the Agreement and as a Shareholder as defined in the Agreement.

       NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


       1. ADDITION OF PRUDENTIAL AS A SHAREHOLDER. Prudential is hereby added as a party to the Agreement and shall be considered a Shareholder as defined in the Agreement.

       2. SCHEDULE 1. Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

       3. TERMS DEFINED IN AGREEMENT. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

       4. FULL FORCE AND EFFECT. Except with respect to the changes made in this Amendment, the terms and provisions of the Agreement are in full force and effect.

       5. NOTICES. Any notice to be given by any party hereunder to any other shall be in writing, mailed by certified or registered mail, return receipt requested, and shall be addressed to the other parties at the addresses listed on the signature pages hereof.
              All such notices shall be deemed to be given three (3) days after the date of mailing thereof.

       6. BINDING EFFECT. This Amendment shall be binding upon the parties hereto and their respective successors, personal representatives and permitted assigns.

       7. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same instrument.






                     (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

       IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


"CORPORATION"

MIDDLE BAY OIL COMPANY, INC.


By:
Name:  Floyd C. Wilson
Title: President and Chief Executive Officer


Address for Notice:

Middle Bay Oil Company, Inc.
1221 Lamar Street, Suite 1020
Houston, TX 77010
Fax: (713) 650-0352

"SHAREHOLDERS"

3TEC ENERGY COMPANY L.L.C



By:
Name:  Floyd C. Wilson
Title: Managing Director


Address for Notice:

3TEC Energy Company L.L.C.
5910 N. Central Expressway
Suite 1150
Dallas, TX 75206
Fax: (214) 373-9731

SHOEMAKER FAMILY PARTNERS, LP


By:    Alvin V. Shoemaker
       Its General Partner


       By:
       Name: Alvin V. Shoemaker
       Title: General Partner

Address for Notice:

Shoemaker Family Partners, LP
60 Brushhill Road
Kinnelon, NJ 07405
Fax: (310) 444-3833



SHOEINVEST II, LP


By:    Alvin Shoemaker Investments, Inc.
       Its General Partner


       By:
       Name: Alvin V. Shoemaker
       Title: General Partner

Address for Notice:

Shoeinvest II, LP
60 Brushhill Road
Kinnelon, NJ 07405
Fax: (310) 444-3833

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By:
Name:  Ric E. Abel
Title: Vice President

Address for Notice:

The Prudential Insurance Company of America
c/o  Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201
 Fax: (214) 720-6299
 Attn.:  Managing Director

                                      SCHEDULE 1

       3TEC Energy Company L.L.C.,
       f/k/a 3TEC Energy Corporation      Securities Purchase Agreement by and
                                          between 3TEC  Energy Corporation and
                                          Middle Bay OilCompany, Inc., dated
                                          July 1, 1999

                                          4,755,556 shares of Common Stock
                                          Warrants exercisable for 3,600,000
                                          shares of Common Stock
                                          $10,700,000 Note (which is convertible
                                          to Conversion  Shares)

       Shoemaker Family Partners,
       LP Securities Purchase Agreement by and between Shoemaker Family Partners, LP and Middle Bay Oil Company, Inc., dated August 27, 1999

                                          22,222 shares of Common Stock
                                          Warrants exercisable for 16,822 shares
                                          of Common Stock
                                          $50,000 Note (which is convertible to
                                          Conversion Shares)

       Shoeinvest II, LP                  Securities Purchase Agreement by and
                                          between Shoeinvest II, LP and Middle
                                          Bay Oil Company, Inc., dated August
                                          27, 1999

                                          44,444 shares of Common Stock
                                          Warrants exercisable for 33,644 shares
                                          of Common Stock
                                          $100,000 Note (which is convertible to
                                          Conversion Shares)

       The Prudential Insurance
       Company of America                 Securities Purchase Agreement by and
                                          between The Prudential Insurance
                                          Company of America and Middle Bay Oil
                                          Company, Inc., dated October 19, 1999

                                          1,055,042 shares of Common Stock
                                          Warrants exercisable for 798,677
                                          shares of Common Stock

                                          $2,373,844 Note (which is convertible
                                          to Conversion Shares)

                                     EXHIBIT C

                                                                  EXECUTION COPY

                        PARTICIPATION RIGHTS AGREEMENT


              PARTICIPATION RIGHTS AGREEMENT, dated as of October 19, 1999, by and among MIDDLE BAY OIL COMPANY, INC., an Alabama corporation (the "COMPANY"), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the "PURCHASER") and 3TEC ENERGY COMPANY, L.L.C., a Delaware limited liability company (the "STOCKHOLDER"), which as of the date hereof is the holder of approximately 35.5% of the issued and outstanding shares of the Company's common stock, par value $0.02 per share ("COMMON STOCK"), Common Stock purchase warrants ("WARRANTS") entitling the Stockholder to purchase 3,600,000 additional shares of Common Stock (subject to adjustment as provided therein) and one or more Senior Subordinate Promissory Notes ("NOTES") in the aggregate principal amount of $10,700,000 convertible at the election of the Stockholder into 3,566,666 additional shares of Common Stock (subject to adjustment as provided therein).

       1. BACKGROUND. The Company and the Purchaser have entered into a Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of the date hereof, pursuant to which the Company has agreed, among other things, to issue and sell (a) 1,055,042 shares of Common Stock, (b) Common Stock purchase warrants ("PRUDENTIAL WARRANTS") entitling Purchaser to purchase 798,677 additional shares of Common Stock (subject to adjustment as provided therein), and (c) $2,373,844 aggregate principal amount of Notes convertible at the election of the Purchaser into 791,281 additional shares of Common Stock
(subject to adjustment as provided therein).   This Agreement shall become
effective upon the issuance of the Securities.

       2.     TRANSFERS OF COMMON STOCK.

              2.1    RIGHTS OF PARTICIPATION.

                     (a) TAGALONG OFFER. If the Stockholder or an Affiliate thereof proposes to sell for value Notes or shares of the Common Stock or Common Stock Equivalents (each of the Stockholder and any Affiliate thereof being referred to herein as a "TRANSFEROR"), BUT EXCLUDING (i) a sale which is pursuant to a public offering registered under the Securities Act or is a transfer pursuant to Rule 144 of the Securities Act, (ii) a sale to one or more of its Affiliates by a Transferor, or
       (iii) a sale or sales which are effected by such Transferor in a single transaction or a series of transactions and which do not involve more than 5% of the Fully Diluted Common Stock, then such Transferor shall offer (the "PARTICIPATION OFFER") to include in the proposed sale a number of shares of Common Stock or Common Stock Equivalents, or an aggregate principal amount of Notes, as the case may be, designated by any

       Tagalong Holder, not to exceed, in respect of any such Tagalong Holder, the number of shares of Common Stock or Common Stock Equivalents, or the aggregate principal amount of Notes, as the case may be, equal to the product of (a) the aggregate principal amount of Notes, or the aggregate number of shares of Common Stock or Common Stock Equivalents, as the case may be, to be sold by the Transferor to the proposed transferee and (b) a fraction, the numerator of which shall be the number of shares of Fully Diluted Common Stock held by such Tagalong Holder and the denominator of which shall be the number of shares of Fully Diluted Common Stock held by the Transferor and the Tagalong Holders. The Transferor shall give written notice to each Tagalong Holder of the Participation Offer (the "PARTICIPATION OFFER NOTICE") at least 30 days prior to the proposed sale. The Participation Offer Notice shall specify the proposed transferee, the aggregate principal amount of Notes, or the number of shares of Common Stock or Common Stock Equivalents, as the case may be, to be sold to such transferee, the amount and type of consideration to be received therefor, and the place and date on which the sale is to be consummated.

                     (b) EXERCISE. Each Tagalong Holder who wishes to include Notes or shares of Common Stock or Common Stock Equivalents in the proposed sale in accordance with this Section 2.1 shall so notify the Transferor not more than 15 days after the date of receipt of the Participation Offer Notice. The Participation Offer shall be conditioned upon the Transferor's sale of Notes or shares of Common Stock or Common Stock Equivalents pursuant to the transactions contemplated in the Participation Offer Notice with the transferee named therein. If any Tagalong Holders have accepted the Participation Offer, the Transferor shall reduce to the extent necessary the aggregate principal amount of Notes, or the number of shares of Common Stock or Common Stock Equivalents, as the case may be, it otherwise would have sold in the proposed sale so as to permit such Tagalong Holders to sell the aggregate principal amount of Notes, or the number of shares of Common Stock or Common Stock Equivalents, as the case may be, that they are entitled to sell under this Section 2.1, and the Transferor and such Tagalong Holders shall sell the aggregate principal amount of Notes, or the number of shares of Common Stock or Common Stock Equivalents, as the case may be, specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale set forth in the Participation Offer Notice. If no Tagalong Holder accepts the Participation Offer in accordance with this Section 2.1(b), the Transferor shall be free to consummate the proposed sale that is the subject of such Participation Offer with the proposed transferee. Any Notes or shares of the Common Stock or Common Stock Equivalents sold or otherwise transferred in compliance with the terms of this Agreement shall not thereafter be subject to the terms of this Agreement.

              2.2 RESTRICTIVE LEGEND. Contemporaneously with the execution and delivery of this Agreement, (i) each certificate representing shares of presently outstanding, or contemporaneously issued, Common Stock, (ii) each certificate representing Warrants presently outstanding or contemporaneously issued and (iii) each Note presently outstanding or contemporaneously issued, held by the Stockholder shall be stamped or otherwise imprinted with a conspicuous legend (or shall be exchanged for stock certificates, Warrant certificates or Notes bearing a legend) in substantially the following respective forms:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A PARTICIPATION RIGHTS AGREEMENT DATED AS OF OCTOBER 19, 1999 AMONG THE CORPORATION, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND 3TEC ENERGY COMPANY, L.L.C., AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH RESTRICTIONS. SUCH PARTICIPATION RIGHTS AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATION AND A COPY THEREOF WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE UPON WRITTEN REQUEST." [FOR COMMON STOCK]

       "THE COMMON STOCK PURCHASE WARRANTS REPRESENTED BY THIS CERTIFICATE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF SUCH WARRANTS, ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A PARTICIPATION RIGHTS AGREEMENT DATED AS OF OCTOBER 19, 1999 AMONG THE CORPORATION, THE PRUDENTIAL INSURANCE COMPANY OF AMERICAN AND 3TEC ENERGY COMPANY, L.L.C., AND SUCH COMMON STOCK PURCHASE WARRANTS AND SHARES OF COMMON STOCK MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH RESTRICTIONS. SUCH PARTICIPATION RIGHTS AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATION AND A COPY THEREOF WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THE COMMON STOCK PURCHASE WARRANTS REPRESENTED HEREBY, OR TO THE HOLDER OF ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF SUCH WARRANTS, UPON WRITTEN REQUEST." [FOR WARRANTS]

       "THIS NOTE, AND THE SHARES OF COMMON STOCK OF THE CORPORATION ISSUABLE UPON THE CONVERSION HEREOF, ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A PARTICIPATION RIGHTS AGREEMENT DATED AS OF OCTOBER 19, 1999 AMONG THE CORPORATION, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND 3TEC ENERGY COMPANY, L.L.C., AND THIS NOTE AND SUCH SHARES OF COMMON STOCK MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH RESTRICTIONS. SUCH PARTICIPATION RIGHTS AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATION AND A COPY THEREOF WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER THIS NOTE, OR TO THE HOLDER OF SUCH SHARES OF COMMON STOCK, UPON WRITTEN REQUEST." [FOR NOTES]

Each certificate issued upon the direct or indirect transfer (other than transfers made in compliance with the terms of this Agreement) of any such outstanding Common Stock or Warrants, and each Note issued upon the direct or indirect transfer (other than transfers made in compliance with the terms of this Agreement) of any other Note, held by the Stockholder, and each certificate representing shares of Common Stock issuable upon exercise of any such Warrant or upon conversion of any such Note, as the case may be, (other than upon exercise of any Warrant or conversion of any Note transferred in compliance with the terms of this Agreement) shall also be stamped or otherwise imprinted with the applicable, foregoing legend.

              2.3 EFFECT OF VIOLATION. Any purported transfer of Notes, Common Stock or Common Stock Equivalents which is not permitted by this Agreement or which is in violation of this Agreement shall be void and of no force and effect whatsoever.

       3.     DEFINITIONS.   As used herein, unless the context otherwise
requires, the following terms have the following respective meanings:

              AFFILIATE: With respect to any Person, any other Person who, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

              AGREEMENT: This Participation Rights Agreement, as the same may be amended from time to time.

              COMMON STOCK: As defined in the introductory paragraph of this Agreement.

              COMMON STOCK EQUIVALENTS:   All options, rights or warrants
       (including, without limitation, the Warrants) to purchase shares of Common Stock, all securities convertible into or exchangeable for shares of Common Stock (including, without limitation, the Notes), all shares of Common Stock into which shares of common stock of another class have been converted, and all shares of stock or other securities of the Company into which Common Stock (or Common Stock Equivalents) have been converted.

              COMPANY: As defined in the introductory paragraph of this Agreement.

              FULLY DILUTED COMMON STOCK:   At any time, the then outstanding
       Common Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding options, rights or warrants (including, without limitation, the Warrants) or securities convertible into or exchangeable for Common Stock (including, without limitation, the Notes).

              PARTICIPATION OFFER:   As defined in Section 2.1(a).

              PARTICIPATION OFFER NOTICE:   As defined in Section 2.1(a).

              PERSON: A corporation, an association, a partnership, a limited liability company, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

              PURCHASE AGREEMENT:   As defined in Section 1.

              PURCHASER:   As defined in the introductory paragraph of this
       Agreement.

              REQUIRED HOLDERS: At any time, any holder or holders of 662/3% of the aggregate number of (i) shares of Common Stock held by all Tagalong Holders, (ii) shares of Common Stock issuable upon the exercise of all Warrants held by all Tagalong Holders and (iii) shares of Common Stock issuable upon the conversion of all Notes held by all Tagalong Holders.

              SECURITIES ACT:   The Securities Act of 1933, as amended, or any
       successor statute thereto.

              STOCKHOLDER:   As defined in the introductory paragraph of this
       Agreement.

              TAGALONG HOLDER. Any holder of (i) Common Stock, Warrants or Notes issued pursuant to the Purchase Agreement, or (ii) Common Stock issued upon the exercise of such Warrants or the conversion of such Notes.

              TRANSFEROR:   As defined in Section 2.1(a).

              WARRANTS:   As defined in Section 1.

       4. AGREEMENT. A copy of this Agreement shall be filed with the permanent records of the Company and shall be kept at all times at the principal place of business of the Company.

       5.     FURTHER ASSURANCES.   Each party agrees to do, or cause to be
done, such further acts and to execute and deliver, or to cause to be executed and delivered, such further agreements, instruments, certificates and other documents as may be necessary or appropriate to effectuate and carry out the purposes of this Agreement.

       6. AMENDMENTS AND WAIVERS. This Agreement may be amended, modified or supplemented only by an instrument approved in writing by the Company, the Stockholders and the Required Holders. Any agreement of a party hereto to waive compliance with the performance of any agreement or condition herein shall be valid only if set forth in an instrument in writing signed by such party.

       7. NOTICES. All communications provided for hereunder shall be sent by first-class mail and (a) if addressed to a Tagalong Holder, addressed to such Tagalong Holder in the manner set forth in the Purchase Agreement, or at such other address as such Tagalong Holder shall have furnished to the other parties hereto in writing, (b) if addressed to the Company, at 1221 Lamar Street, Suite 1020, Houston, Texas 77010, Attention: Floyd C. Wilson, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the other parties hereto in writing; PROVIDED, HOWEVER, that any such communication to the Company may also, at the option of any of the other parties hereto, be either delivered to the Company at its address set forth above or to any officer of the Company, or (c) if to the Stockholder or any other Transferor, at 3TEC Energy Company, L.L.C., 5910 N. Central Expressway, Suite 1150, Dallas, TX 75206, Attention: Floyd C. Wilson, or at such other address as such party shall have furnished to the other parties hereto in writing.

       8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including, in the case of the Stockholder, the other Transferors) other than (a) the Persons to which a sale or other transfer is made pursuant to clauses (i) and (iii) of Section 2.1(a) or their respective successors and assigns (except the Stockholder) and (b) any transferee to which a sale or other transfer is made by the Transferor in compliance with Section
2.1. In the event that the Stockholder transfers any Notes, Warrants, Common Stock or Common Stock Equivalents to any of its Affiliates other than the Company, it shall cause such Affiliates to comply with the provisions of this Agreement. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Purchaser shall also be for the benefit of and enforceable by any subsequent Tagalong Holder.

       9. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

       10. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that money damages may be insufficient to compensate the Tagalong Holders for breaches by the Company or the Stockholder of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

       11. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas.

       12. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.




     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

              IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.


                                          MIDDLE BAY OIL COMPANY, INC.



                                          By:
                                          Name:  Floyd C. Wilson
                                          Title: President and Chief Executive
                                          Officer


                                          THE PRUDENTIAL INSURANCE COMPANY OF
                                          AMERICA



                                          By:
                                          Name:  Ric E. Abel
                                          Title: Vice President


                                          3TEC ENERGY COMPANY, L.L.C.



                                          By:
                                          Name:         Floyd C. Wilson
                                          Title:        Managing Director

                                   EXHIBIT D

                          FORM OF WARRANT CERTIFICATE

THE OFFER AND SALE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON AN EXERCISE OF SUCH WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR TRANSFER OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

No. W-1                                                         798,677 Warrants
                                                                 PPN #__________

                              WARRANT CERTIFICATE

       This Warrant Certificate ("WARRANT CERTIFICATE") certifies that THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("HOLDER"), or registered assigns, is the registered holder of SEVEN HUNDRED NINETY-EIGHT THOUSAND SIX HUNDRED SEVENTY-SEVEN (798,677) Warrants ("WARRANTS") to purchase Common Stock of MIDDLE BAY OIL COMPANY, INC. an Alabama corporation (the "COMPANY"). Each Warrant entitles the holder, subject to the conditions set forth herein and in the Securities Purchase Agreement referred to below, to purchase from the Company before 5:00 P.M., Dallas, Texas time, five (5) years following the Closing Date (as defined in the Securities Purchase Agreement) (the "EXPIRATION DATE"), one fully paid and nonassessable share of the Common Stock of the Company (the "WARRANT SHARES") at a price (the "WARRANT EXERCISE PRICE") of $1.00 per Warrant Share, subject to adjustment as provided in SECTION
4.2 of the Securities Purchase Agreement, payable in lawful money of the United States of America (or, subject to the terms of SECTION 4.1 of the Securities Purchase Agreement, by offsetting the principal balance of the Note, upon surrender of this Warrant Certificate, execution of the form of Election to Purchase on the reverse hereof, and payment of the Warrant Exercise Price (in lawful money of the United States of America or by offsetting the principal balance of the Note) to the Company, at its offices located at 1221 Lamar Street, Suite 1020, Houston, Texas 77010, or at such other address as the Company may specify in writing to the registered holder of the Warrants evidenced hereby (the "WARRANT OFFICE"). The Warrant Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment prior to the Expiration Date upon the occurrence of certain events as set forth in Section 4.2 of the Securities Purchase Agreement.

       The Company may deem and treat the registered holder(s) of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

       Warrant Certificates, when surrendered at the office of the Company at the above-mentioned address by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Securities Purchase Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

       Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Company at the above-mentioned address and subject to the conditions set forth on this Certificate and in SECTION 4.2 of the Securities Purchase Agreement, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Securities Purchase Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

       This Warrant Certificate is one of the Warrant Certificates referred to in the Securities Purchase Agreement, dated as of October 19, 1999, between the Company and Holder. Said Securities Purchase Agreement is hereby incorporated by referenced in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders.

       IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                          MIDDLE BAY OIL COMPANY, INC.



                                          By:
                                             -----------------------------------
                                          Name:  Floyd C. Wilson
                                          Title: President and Chief Executive
                                          Officer

                         FORM OF ELECTION TO PURCHASE

                      (To be executed upon exercise of Warrant)

       The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Company in the amount of $_______ in accordance with the terms hereof, or represents and warrants to the Company that the undersigned is the legal and beneficial owner of the Warrant Shares and hereby advises the Company that the undersigned has offset the principal balance of the Note in the amount of $__________ in payment for the Warrant Shares. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ___________ whose address is _____________________ and that such certificate be delivered to __________ whose address is ____________________. If said number of Warrant Shares is less than all of the Warrant Shares purchased hereunder, the undersigned requests that a new Warrant Certificate be registered in the name of ______________ whose address is ______________ and that such Warrant Certificate is to be delivered to _______________ whose address is __________________.



                                          Signature:
                                                    --------------------------

                                          (Signature must conform in all
                                          respects to name as specified on the
                                          face of the Warrant Certificate.)


Date:
     -----------------------

                                   EXHIBIT E

            IDENTIFICATION OF OTHER SECURITIES PURCHASE AGREEMENTS

Securities Purchase Agreement dated July 1, 1999 by and between 3TEC Energy Corporation and Middle Bay Oil Company, Inc.

Securities Purchase Agreement dated August 27, 1999, by and between Shoemaker Family Partners, L.P., and Middle Bay Oil Company, Inc.

Securities Purchase Agreement dated August 27, 1999, by and between Shoeinvest II, L.P., and Middle Bay Oil Company, Inc.

                                   EXHIBIT F

                              WIRING INSTRUCTIONS


                            [Company's Letterhead]


The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201


                          Re: FUNDS DELIVERY INSTRUCTIONS


Ladies and Gentlemen:

              As contemplated by Section 2.4 of the Securities Purchase Agreement, dated October 19, 1999, between us, the undersigned hereby instructs you to deliver, on the date of Closing, the Purchase Price of the Common Stock Shares, Warrants and the Note in the manner required by Section 2.4 to the undersigned's account identified below:

              Account Name:        Middle Bay Oil Company, Inc.
              Account No.:         1576583304
              Bank:                Bank One, Texas, N.A.
              Bank ABA No.:        111000614

              This instruction has been executed and delivered by an authorized representative of the undersigned.

                                                 Very truly yours,

                                                 MIDDLE BAY OIL COMPANY, INC.


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

DISCLOSURE SCHEDULE

Schedule 1.1A    Ownership Interests
Schedule 1.1B    Series B Convertible Preferred Shares
Schedule 1.1C    Series C Convertible Preferred Shares
Schedule 7.4     Capitalization
Schedule 7.9     Outstanding Debt
Schedule 7.11    Litigation
Schedule 7.18    Environmental Matters
Schedule 7.22    Insurance
Schedule 7.26    Oil and Gas Operations Exceptions
Schedule 7.27    Financial and Commodity Hedging